UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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DISCOVER FINANCIAL SERVICES

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2500 Lake Cook Road

Riverwoods, Illinois 60015

February 22, 2010

Dear Fellow Shareholder:

I cordially invite you to attend Discover Financial Services’ 2010 Annual Meeting of Shareholders to be held at 9:00 a.m., local time, on April 8, 2010, at our corporate headquarters located at 2500 Lake Cook Road, Riverwoods, Illinois 60015.

This year, in accordance with rules promulgated by the Securities and Exchange Commission, we have again elected to use the Internet as our primary means of furnishing proxy materials to our shareholders. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the proxy materials.

All shareholders of record of our outstanding shares of Common Stock at the close of business on February 10, 2010 will be entitled to vote at the Annual Meeting.

Your vote is important! Whether or not you plan to attend the Annual Meeting, please read the enclosed proxy statement and vote as soon as possible via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Using the Internet or telephone voting systems or mailing your completed proxy card will not prevent you from voting in person at the meeting if you are a shareholder of record and wish to do so.

Important information about the matters to be acted upon at the meeting is included in the notice of meeting and proxy statement. Our 2009 Annual Report contains information about our company and its financial performance.

I am very much looking forward to our 2010 Annual Meeting of Shareholders.

Very truly yours,

David W. Nelms

Chairman and Chief Executive Officer

[LOGO]

2500 Lake Cook Road

Riverwoods, Illinois 60015

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 8, 2010

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Shareholders of Discover Financial Services, a Delaware corporation (the “Company”), will be held at 9:00 a.m., local time, on April 8, 2010, at our corporate headquarters located at 2500 Lake Cook Road, Riverwoods, Illinois 60015, for the following purposes:

1.	Elect the members of the Board of Directors named in the enclosed Proxy Statement.

2.	Advisory Vote to Approve Named Executive Officer Compensation.

3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

4.	Transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Our Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal 1 of the Proxy Statement, FOR approval of Discover Financial Services’ named executive officer compensation as described in Proposal 2 of the Proxy Statement and FOR the ratification of the appointment of the independent registered public accounting firm as described in Proposal 3 of the Proxy Statement.

Our shareholders of record on February 10, 2010 are entitled to notice of and to vote at the meeting and at any adjournment or postponement of the meeting. A list of shareholders entitled to vote at the meeting will be available for any shareholder to examine at the Annual Meeting and for ten days prior to the Annual Meeting at our corporate headquarters located at 2500 Lake Cook Road, Riverwoods, Illinois 60015.

This year, in accordance with rules promulgated by the Securities and Exchange Commission (“SEC”), we have again elected to use the Internet as our primary means of providing our proxy materials to our shareholders. Accordingly, most shareholders will not receive paper copies of our proxy materials. Instead, we will mail to these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet or telephone. The Notice of Internet Availability of Proxy Materials also will provide information on how shareholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the proxy materials.

The Notice of Internet Availability of Proxy Materials also will identify the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where shareholders can request a paper or e-mail copy of the Proxy Statement, our annual report to shareholders and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to obtain directions to attend the Annual Meeting and vote in person.

To gain admission to the Annual Meeting, you will need to show that you are a shareholder of the Company. All shareholders will be required to show valid, government-issued, picture identification or an employee badge issued by the Company. If your shares are registered in your name, your name will be compared to the list of registered shareholders to verify your share ownership. If your shares are held in the name of your broker or bank, you will need to bring evidence of your share ownership, such as your most recent brokerage account statement or a legal proxy from your broker. If you do not have valid picture identification and proof that you own Company shares, you will not be admitted to the Annual Meeting. In the interest of security, all packages and bags are subject to inspection. Please arrive before the start of the Annual Meeting to allow time for identity verification. You may also listen to a live audio webcast of the Annual Meeting at www.discoverfinancial.com.

You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign your proxy card and return it by mail or follow the alternative voting procedures described in the Notice of Internet Availability of Proxy Materials or the proxy card.

By Order of the Board of Directors,

Kathryn McNamara Corley

Executive Vice President, General Counsel and Secretary

February 22, 2010

YOUR VOTE IS IMPORTANT

PLEASE PROMPTLY FOLLOW THE VOTING PROCEDURES DESCRIBED ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR PROMPT ACTION WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

DISCOVER FINANCIAL SERVICES

2500 Lake Cook Road

Riverwoods, Illinois 60015

(224) 405-0900

Proxy Statement

The Board of Directors of Discover Financial Services is soliciting your proxy to vote at the Annual Meeting of Shareholders to be held on April 8, 2010, at 9:00 a.m., local time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be held at our corporate headquarters located at 2500 Lake Cook Road, Riverwoods, Illinois 60015. This Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Shareholders was first sent or made available, on or about February 26, 2010, to shareholders of record as of February 10, 2010 (the “Record Date”). For those shareholders receiving a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials was first mailed on or about February 26, 2010, to shareholders of record as of the Record Date. The only voting securities of the Company are shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), of which there were 543,705,218 shares outstanding as of the Record Date (excluding treasury stock). We need a majority of the shares of Common Stock outstanding on the record date present, in person or by proxy, to hold the Annual Meeting.

In this Proxy Statement, we refer to Discover Financial Services as the “Company,” “Discover,” “we” or “us” and the Board of Directors as the “Board.” When we refer to Discover Financial Services’ fiscal year, we mean the twelve-month period ending November 30 of the stated year (for example, fiscal 2009 is December 1, 2008 through November 30, 2009). When we refer to the “Spin-off,” we mean the distribution of the Company’s Common Stock to shareholders of Morgan Stanley (“Morgan Stanley”), the Company’s former parent company, on June 30, 2007.

The Company’s Annual Report to Shareholders, which contains consolidated financial statements for fiscal 2009, accompanies this Proxy Statement. You also may obtain a copy of the Company’s Annual Report on Form 10-K for fiscal 2009 that was filed with the SEC, without charge, by writing to or telephoning our Investor Relations department at the above address or telephone number. The Company’s Annual Report on Form 10-K is also available in the “Investor Relations” section of www.discoverfinancial.com.

THE PROXY PROCESS AND SHAREHOLDER VOTING

Why Did I Receive These Materials?

Shareholders of the Company at the close of business on the Record Date are entitled to vote at the Company’s Annual Meeting of Shareholders. This Proxy Statement provides notice of the shareholder meeting, describes the three proposals presented for shareholder action and includes information required to be disclosed to shareholders. The accompanying proxy card (the “Proxy Card”) provides shareholders with a simple way to vote on the described proposals without having to attend the Annual Meeting in person.

What Proposals Am I Being Asked To Vote For?

You are being asked to vote FOR:

1.	The election of the directors named in this Proxy Statement. (See Proposal 1 on page 5 for more information.)

2.	An advisory vote to approve named executive officer compensation. (See Proposal 2 on page 44 for more information.)

3.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. (See Proposal 3 on page 46 for more information.)

What Does It Mean If I Receive More Than One Set Of Materials?

This means you hold shares of the Company in more than one way. For example, you may own some shares directly as a “Registered Holder” and other shares through a broker or you may own shares through more than one broker. In these situations you may receive multiple sets of proxy materials. In order to vote all of the shares you own, you must follow the voting procedures on each Notice of Internet Availability of Proxy Materials that you receive or sign and return all of the Proxy Cards that you receive. Each Proxy Card you received came with its own prepaid return envelope. If you vote by mail, make sure you return each Proxy Card in the return envelope which accompanied that Proxy Card.

Does My Vote Matter?

YES! We are required to obtain shareholder approval for the election of directors and other important matters. Each share of Common Stock is entitled to one vote and every share voted has the same weight. In order for the Company to obtain the necessary shareholder approval of proposals, a “quorum” of shareholders (i.e., a majority of the issued and outstanding shares entitled to vote, excluding treasury stock) must be represented at the Annual Meeting in person or by proxy. If a quorum is not obtained, the Company must postpone the Annual Meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interests of the Company or its shareholders. Since few shareholders can spend the time or money to attend shareholder meetings in person, voting by proxy is important to obtain a quorum and complete the shareholder vote.

How Do I Vote?

You may vote using any of the following methods:

By Internet or telephone. The Internet and telephone voting procedures we established for stockholders of record are designed to authenticate your identity, allow you to give your voting instructions and confirm that these instructions have been properly recorded. The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

Proxy card. Be sure to complete, sign and date the card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card without indicating your voting preferences, the persons named in the proxy card will vote FOR the election of directors, FOR the advisory vote to approve named executive compensation and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2010.

By voting by Internet or telephone, or by returning your signed and dated Proxy Card in time to be received for the Annual Meeting, you authorize Kathryn McNamara Corley and Simon Halfin (the “Proxies“) to act as your proxies to vote your shares of Common Stock as specified.

In person at the Annual Meeting. All stockholders may vote in person at the Annual Meeting. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of elections with your ballot when you vote at the meeting.

How Many Votes Are Required To Approve A Proposal?

Each director will be elected by a majority of the votes cast with respect to such director. A “majority of the votes cast” means that the number of votes cast “for” a given director exceeds the number of votes cast “against” that director. Under Delaware law, if the director is not elected at the Annual Meeting, the director will continue to serve on the Board as a “holdover director.” As required by the Company’s By-Laws, each director has submitted an irrevocable letter of resignation as director that becomes effective if he or she is not elected by shareholders and if the Board accepts the resignation. If a director is not elected, the Nominating and Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision and, if it rejects the resignation, the rationale behind the decision within 90 days after the election results are certified.

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm and the advisory vote to approve named executive officer compensation each requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon.

You may “abstain” from voting for any nominee in the election of directors, on the advisory vote to approve named executive officer compensation and on the proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm. Shares voting “abstain” on any nominee for director will be excluded entirely from the vote and will have no effect on the election of directors. Shares voting “abstain” on the advisory vote to approve named executive officer compensation and on the proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm will be counted as present at the Annual Meeting for purposes of that proposal and your abstention will have the effect of a vote against the applicable vote or proposal.

What Is The Effect Of Not Voting?

The effect of not voting depends on how ownership of your shares is registered and the proposal to be voted upon. If you own shares as a Registered Holder, rather than through a broker, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement. Except as described below, assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

If you own shares through a broker and do not vote, your broker may represent your shares at the Annual Meeting for purposes of obtaining a quorum. As described in the answer to the following question, in the absence of your voting instruction, your broker may or may not vote your shares.

If I Don’t Vote, Will My Broker Vote For Me?

If you own your shares through a broker and you don’t vote, your broker may vote your shares at its discretion on certain “routine matters.” The Company believes that the advisory vote to approve named executive compensation and the ratification of the appointment of Deloitte and Touche LLP as our independent registered public accounting firm are “routine matters” on which brokers will be permitted to vote any unvoted shares. With respect to other proposals, however, your broker may not be able to vote your shares for you and the aggregate number of unvoted shares is reported as the “broker non-vote.” “Broker non-vote” shares are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved. The Company believes that the election of directors is not a “routine matter” and brokers will not be permitted to vote any unvoted shares on the election of directors.

If I Own My Shares Through A Broker, How Is My Vote Recorded?

Brokers typically hold shares of common stock for many shareholders. In this situation the Registered Holder on the Company’s stock register is the broker or its nominee. This often is referred to as holding shares in “Street Name.” The “Beneficial Owners” do not appear in the Company’s shareholder register. Therefore, for shares held in Street Name, distributing the proxy materials and tabulating votes are both two-step processes. Brokers inform the Company how many of their clients are Beneficial Owners and the Company provides the broker with that number of proxy materials. Each broker then forwards the proxy materials to its clients who are Beneficial Owners to obtain their votes. When you receive proxy materials from your broker, your vote is sent to your broker. Shortly before the meeting, each broker totals the votes and submits a Proxy Card reflecting the aggregate votes of the Beneficial Owners for whom it holds shares.

If I Own My Shares In The Discover Financial Services 401(k) Plan, How Is My Vote Recorded?

The Bank of New York Mellon (“Mellon”), the trustee and custodian of the Discover 401(k) Plan, must receive your voting instructions for the Common Stock held on your behalf in this plan on or before April 5, 2010. If Mellon does not receive your voting instructions by that date, it will vote your shares, together with forfeited shares in the Discover 401(k) Plan, in the same proportion as the voting instructions that it receives from other Discover 401(k) Plan participants. On February 10, 2010, there were 3,642,289 shares in the Discover 401(k) Plan.

Is My Vote Confidential?

Yes. The vote of any shareholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector, except (i) as necessary to meet legal requirements or to assist in the pursuit or defense of legal action; (ii) if the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes; (iii) in the event of a proxy, consent or other solicitation in opposition to the voting recommendation of the Board of Directors; or (iv) if you request, or consent to disclosure of your vote or if you write comments on your Proxy Card or ballot.

Can I Revoke My Proxy And Change My Vote?

Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a Registered Holder, your proxy can be revoked in several ways: (i) by timely delivery of a written revocation delivered to the Corporate Secretary; (ii) by submitting another valid proxy bearing a later date (including by voting on the Internet or telephone or mailing a new Proxy Card); or (iii) by attending the meeting and giving notice to the Company’s inspectors of elections (the “Inspectors of Elections”) that you intend to vote your shares in person. If you are the Beneficial Owner of shares held by a broker, you must contact your broker in order to revoke your proxy.

Will Any Other Business Be Transacted At The Meeting? If So, How Will My Proxy Be Voted?

Management does not know of any business to be transacted at the Annual Meeting other than those matters described in this Proxy Statement. The period specified in the Company’s By-Laws for submitting additional proposals to be considered at the meeting has passed and there are no such proposals to be considered. However, should any other matters properly come before the Annual Meeting, or any adjournments and postponements thereof, shares to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.

Who Counts The Votes?

Votes will be counted and certified by the Inspectors of Elections, who are employees of BNY Mellon Shareowner Services, the Company’s independent Transfer Agent and Registrar. If you are a Registered Holder, your executed Proxy Card is returned directly to BNY Mellon Shareowner Services for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to BNY Mellon Shareowner Services on behalf of all its clients.

How Much Does The Proxy Solicitation Cost?

The largest expense in the proxy process is printing and mailing the proxy materials. We also reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our Common Stock. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by mail, telephone, over the Internet or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement and the accompanying Proxy Card, Notice of Meeting and Annual Report to Shareholders. The Company has retained BNY Mellon Shareowner Services to assist with the solicitation of proxies from certain shareholders, for which services BNY Mellon Shareowner Services will receive a fee that is expected to be about $7,500 plus reimbursement for certain expenses.

PROPOSAL 1

Election of Directors

Our Board currently has eleven directors. The entire Board stands for election at each annual meeting of shareholders. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. The nominees are all current directors of Discover Financial Services, and each nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board. The Board may also choose to reduce the number of directors to be elected, as permitted by our By-laws.

The Board recommends that you vote “FOR” the election of all of the eleven director nominees: Jeffrey S. Aronin, Mary K. Bush, Gregory C. Case, Robert M. Devlin, Cynthia A. Glassman, Richard H. Lenny, Thomas G. Maheras, Michael H. Moskow, David W. Nelms, E. Follin Smith and Lawrence A. Weinbach. Proxies solicited by our Board will be voted “FOR” these nominees unless otherwise instructed.

Information Concerning Nominees for Election as Directors

Jeffrey S. Aronin, 42. Director since 2007. Mr. Aronin is chairman and chief executive officer of Paragon Pharmaceuticals, a global development and biopharmaceutical investment firm. Between 2000-2009, Mr. Aronin was president and chief executive officer of Ovation Pharmaceuticals Inc., a biopharmaceutical company he founded in 2000. In 2009, Ovation Pharmaceuticals was acquired by Lundbeck, Inc. Mr. Aronin served as president and chief executive officer of Lundbeck, Inc. in 2009 during its acquisition and integration of Ovation Pharmaceuticals. He is the former chairman and chief executive officer at MedCare Technologies Inc., a publicly held healthcare company. He serves as a director of PhRMA (The Pharmaceutical Research and Manufacturers of America), The Chicago Entrepreneurial Center and The Museum of Science and Industry, among others.

Mary K. Bush, 61. Director since 2007. Ms. Bush has served since 1991 as the president of Bush International, which advises U.S. companies and foreign governments on international financial markets, banking and economic matters. She was appointed by President Ronald Reagan as the U.S. government’s representative on the IMF Board; was head of the Federal Home Loan Bank System and head of International Finance at Fannie Mae. Earlier in her career, Ms. Bush headed a team of corporate bankers at Bankers Trust Company that managed commercial and investment banking relationships. In 2007, she served on the Department of the Treasury’s Advisory Commission on the Auditing Profession. In 2006, President Bush appointed her chairman of the HELP Commission, whose goal is to improve the effectiveness of U.S. foreign aid. Ms. Bush is a member of the board of directors of UAL Corporation, ManTech International Corporation, Marriott International and The Pioneer Family of Mutual Funds.

Gregory C. Case, 47. Director since 2007. Mr. Case has been president and chief executive officer of Aon Corporation since 2005 and is a member of the company’s Board of Directors. Prior to joining Aon, Mr. Case was with McKinsey & Company, the international management consulting firm, for 17 years, most recently serving as head of the Financial Services Practice. Prior to joining McKinsey, he worked for the investment banking firm of Piper, Jaffray and Hopwood and the Federal Reserve Bank in Kansas City. He serves as a director of Children’s Memorial Hospital, the Economic Club of Chicago, and the Financial Services Roundtable, among others.

Robert M. Devlin, 68. Director since 2007. Mr. Devlin is chairman of Curragh Capital Partners, a private equity and investment firm he founded in 2002. He is a principal owner and a director of Forethought Financial Group Inc., a life insurance and financial services company. He was chairman, president and chief executive officer of American General Corporation from 1996 to 2001. He also is a director of Cooper Industries and LKQ Corporation.

Cynthia A. Glassman Ph.D, 62. Director since 2009. Dr. Glassman was appointed by President Bush as Under Secretary for Economic Affairs at the U.S. Department of Commerce from 2006-2009 and as Commissioner of the U.S. Securities and Exchange Commission from 2002-2006. Dr. Glassman has spent over 35 years in the public and private sectors focusing on financial services regulatory and public policy issues, including 12 years at the Federal Reserve where she worked at the Federal Reserve Bank of Philadelphia and subsequently at the Board of Governors. Dr. Glassman is a director of Navigant Consulting, Inc., a trustee of the SEC Historical Society and an Honorary Fellow of Lucy Cavendish College, University of Cambridge, England.

Richard H. Lenny, 58. Director since 2009. Mr. Lenny was chairman, president and chief executive officer of The Hershey Company, a manufacturer, distributor and marketer of chocolate and non-chocolate candy, snacks and candy-related grocery products, from March 2001 until his retirement in December 2007. From 1998-2001, Mr. Lenny was President of Nabisco Biscuit Company, which became a subsidiary of Kraft Foods, Inc. in 2000. Mr. Lenny is a director of McDonald’s Corporation and ConAgra Foods.

Thomas G. Maheras, 47. Director since 2008. Founding partner, Tegean Capital Management, LLC since 2008. Mr. Maheras was chairman and co-chief executive officer of Citigroup Inc.’s Markets and Banking in 2007. From 2004-2007, Mr. Maheras was chief executive officer of global capital markets at Citigroup. Mr. Maheras was formerly chairman of the U.S. Treasury Borrowing Advisory Committee and a director of the Securities Industry and Financial Markets Association.

Michael H. Moskow, 72. Director since 2007. Mr. Moskow retired as president and chief executive officer of the Federal Reserve Bank of Chicago in 2007, where he had served since 1994. He is currently vice chairman & senior fellow on the global economy at The Chicago Council on Global Affairs. From 1993-1994, he was a full-time faculty member at Northwestern University (Kellogg School of Management). Prior to teaching at Northwestern, Mr. Moskow was a Deputy U.S. Trade Representative with the rank of Ambassador, following his appointment by President George H. W. Bush in 1991. From 1969 to 1977, he held a number of senior positions with the U.S. government, including undersecretary of labor at the U.S. Department of Labor, director of the Council on Wage and Price Stability and senior staff economist with the Council of Economic Advisers. Mr. Moskow serves on the board of directors of Northern Trust Mutual Funds, Taylor Capital Group Inc. and Diamond Management and Technology Consultants.

David W. Nelms, 49. Director since 1998 and Chairman since 2009. Mr. Nelms has served as our chief executive officer since 2004 and was president and chief operating officer from 1998 to 2004. Mr. Nelms was also our Chairman from 2004 until the Spin-Off. Prior to joining Discover, Mr. Nelms worked at MBNA America Bank from 1991 to 1998, most recently as a vice chairman. From 1990-1991, Mr. Nelms was a senior product manager for Progressive Insurance. From 1986-1990, Mr. Nelms was a management consultant with Bain & Company.

E. Follin Smith, 50. Director since 2007. Ms. Smith retired from Constellation Energy Group, Inc. in May 2007 where she was executive vice president, chief financial officer and chief administrative officer. Ms. Smith joined Constellation Energy Group as senior vice president, chief financial officer in June 2001 and was appointed chief administrative officer in December 2003. Before joining Constellation Energy Group, she served as senior vice president and chief financial officer of Armstrong Holdings, Inc. Prior to joining Armstrong, Ms. Smith held senior financial positions with General Motors, including chief financial officer for the company’s Delphi Chassis System division. She serves on the board of directors of Ryder System, Inc., and the board of trustees of the Darden Foundation of the University of Virginia and of Davidson College.

Lawrence A. Weinbach, 70. Director since 2007 and Lead Director since 2009. Mr. Weinbach has been chairman of Great Western Products Holdings LLC since January 2009 and has been a managing director of Yankee Hill Capital Management LLC, a private equity firm, since 2006. Prior to that, he was the executive chairman of Unisys Corporation, a worldwide information services and technology company, from 2005 to 2006, and its chairman and chief executive officer from 1997 to 2004. He began his career in 1961 at Arthur Andersen, ultimately serving as managing partner and chief executive of Andersen Worldwide, a global professional services organization, which included Arthur Andersen and the company known as Accenture from 1989 to 1997. Mr. Weinbach serves on the board of directors of Avon Products, Inc.

CORPORATE GOVERNANCE

Director independence

The Board of Directors has adopted our Corporate Governance Policies, which contain the director independence guidelines. The Board uses these guidelines to assist it in determining whether or not directors qualify as “independent” pursuant to the guidelines and the requirements set forth in the New York Stock Exchange’s Corporate Governance Rules (“Rules”). In each case, the Board broadly considers all relevant facts and circumstances and applies the guidelines and the Rules in determining whether or not directors qualify as “independent.” Our Corporate Governance Policies are available in the “Investor Relations” section of www.discoverfinancial.com and are available in print free of charge to any shareholder who requests a copy. Pursuant to our Corporate Governance Policies and the Rules, the Board reviewed the independence of all of our current directors.

During this review, the Board considered transactions and relationships between each Director or any member of his or her immediate family (or any entity of which a Director or an immediate family member is an executive officer, general partner or significant equity holder) and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between Directors or any member of their immediate family and members of the Company’s senior management. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.

As a result of this review, the Board affirmatively determined that Jeffrey S. Aronin, Mary K. Bush, Gregory C. Case, Dennis D. Dammerman, Robert M. Devlin, Dr. Cynthia A. Glassman, Richard H. Lenny, Thomas G. Maheras, Michael H. Moskow, E. Follin Smith and Lawrence A. Weinbach are independent of the Company and its management under the standards set forth in the Corporate Governance Policies and the Rules. Mr. Dammerman resigned as Chairman and a director of our Company on January 12, 2009. The Board determined that two (2) of our directors, David W. Nelms and Michael L. Rankowitz, were not independent. Mr. Nelms is considered an inside Director because of his employment as our Chief Executive Officer and, therefore, is not independent. Mr. Rankowitz, who resigned as a director of our Company as of December 11, 2008, was considered a non-independent outside Director as a result of his serving as a senior advisor to Morgan Stanley, our former parent, since 2006, in which capacity he received more than $100,000 in a twelve-month period during the last three years and, thus, he was precluded from being considered independent under our Corporate Governance Policies.

In determining that each of the Directors other than Messrs. Nelms and Rankowitz is or was independent, the Board considered, among other things, the following relationships, which it determined were immaterial to the Directors’ independence. The Board considered that the Company and its subsidiaries in the ordinary course of business have, during the last three years, sold products and services to, and/or purchased products and services from, companies at which some of our Directors were officers during fiscal 2009. In each case, the amount paid to or received from these companies in each of the last three years did not exceed the greater of $1,000,000 or 2% of that organization’s consolidated gross revenues, the threshold set forth in our Corporate Governance Policies and the Rules. The Board also considered that certain companies at which some of our directors serve (or served) as officers (including Messrs. Dammerman, Aronin and Case and Ms. Smith) utilized the investment banking services of Morgan Stanley, our former parent, during the relevant period. The Board determined that such relationships were arm’s-length relationships provided in the ordinary course of Morgan Stanley’s business. The Board also considered that some Directors were directors (but not officers) of the companies or institutions that we engaged in business with or that we or Morgan Stanley made charitable contributions to during the fiscal year.

In particular, the Board considered that Mr. Maheras was an employee of Citigroup Inc. (“Citi”) until 2007 and Discover has several arms length relationships with Citi, including an unsecured committed credit facility under which Citi is one of the lenders. Additionally, Citi continues to provide banking, transitional and network license services to Diners Club International (“Diners Club”), a wholly-owned subsidiary of the Company. In the aggregate, the relationships between Citi and Discover (including Discover’s affiliates) were not material under our Corporate Governance Policies or the Rules.

Board meetings and committees

Our Board of Directors held 10 meetings during fiscal 2009. Each director attended at least 75% or more of the total number of meetings of the Board and committees on which the director served that were held while the director was a member. Our Board of Directors has established the following committees: Audit and Risk, Compensation, and Nominating and Governance. The membership and function of each committee and the number of meetings held by each committee is described below.

Committee	Members	Primary Responsibilities	# of Meetings
Audit and Risk Committee*	Ms. Smith (Chair) Dr. Glassman Mr. Maheras Mr. Moskow	• Oversee the integrity of our consolidated financial statements, our system of internal control over financial reporting, our risk management, and the qualifications and independence of our independent registered public accounting firm. • Oversee the performance of our internal auditor and independent registered public accounting firm and our compliance with legal and regulatory requirements. • Sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm.	11

Committee	Members	Primary Responsibilities	# of Meetings
Compensation*	Mr. Case (Chair) Mr. Aronin Mr. Devlin	• Annually review and approve the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and evaluate his performance in light of these goals. • Determine the compensation of our executive officers and other appropriate officers. • Administer our incentive and equity-based compensation plans. • Oversee plans for management development and succession.	9
Nominating and Governance*	Mr. Weinbach (Chair) Ms. Bush Mr. Lenny	• Identify and recommend candidates for election to our Board and each Board committee. • Establish procedures for oversight of the evaluation of our Board and management. • Recommend director compensation and benefits. • Review annually our corporate governance policies.	5

*	Effective December 31, 2008, Mr. Case was appointed as Chair of the Compensation Committee and Mr. Dammerman concluded his service as Chair and a member of the Compensation Committee. Effective January 12, 2009, Mr. Dammerman resigned as Chairman and a director of the Board. Also effective January 12, 2009, Mr. Nelms was elected Chairman of the Board and Mr. Weinbach was elected Lead Director. On February 20, 2009, Dr. Glassman was elected to the Board and the Audit Committee and Mr. Lenny was elected to the Board and the Nominating and Governance Committee. Upon Mr. Lenny’s election, Mr. Maheras resigned from the Nominating and Governance Committee. Mr. Maheras remained a member of the Audit Committee. On September 16, 2009, the Board approved modifications to the Audit Committee’s Charter which expanded its risk oversight function and changed its name to the Audit and Risk Committee.

Our Board has adopted a written charter for each of the Audit and Risk, Compensation and Nominating and Governance Committees setting forth the roles and responsibilities of each committee. The charters are available in the “Investor Relations” section of www.discoverfinancial.com.

All members of the Audit and Risk, Compensation and the Nominating and Governance Committees satisfy the standards of independence applicable to members of such committees. In addition, the Board has determined that Mr. Moskow and Ms. Smith are “audit committee financial experts” as such term is defined by the SEC rules.

Board attendance at annual shareholder meeting

The Company’s Corporate Governance Policies state that directors will attend annual meetings of shareholders unless he or she is unable to attend a meeting due to extenuating circumstances. All directors attended the 2009 Annual Meeting of Shareholders.

Nomination of directors

The Nominating and Governance Committee is responsible for identifying, screening and recommending candidates to the Board. This Committee may consider director candidates from a wide range of sources, including shareholders, officers and directors. The Board is responsible for nominating directors for election by the shareholders and filling any vacancies on the Board that may occur. In fiscal 2009, the Board used the services of James Drury Partners when selecting directors. The Company paid James Drury Partners approximately $110,000 for their services in fiscal 2009 in connection with the recruitment of directors.

New directors

The Nominating and Governance Committee recommends director candidates to the full Board after receiving input from all directors. The Board elected Dr. Glassman and Mr. Lenny to the Board effective February 20, 2009. Several members of the Board recommended Dr. Glassman and Mr. Lenny as director candidates to the Nominating and Governance Committee. Members of the Committee and other directors interviewed each of Dr. Glassman and Mr. Lenny to assess them as director candidates. The Committee unanimously recommended to the full Board that Dr. Glassman and Mr. Lenny be elected as directors. The Board unanimously approved the Committee’s recommendation.

Director qualifications

The Company’s Corporate Governance Policies describe our director qualifications. The Board seeks members who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated; they should be selected based upon their potential contributions to the Board and management and their ability to represent the interests of shareholders. Also, the Board will consider the diversity of a candidate’s perspectives, background and other demographics.

Lead Director

The Board has designated Lawrence A. Weinbach, who is Chairman of the Nominating and Governance Committee, as the Lead Director. The Lead Director:

i.	Presides at all meetings of the Board at which the Chairman is not present, and has the authority to call, and will lead, non-employee Director sessions and independent Director sessions;

ii.	Helps facilitate communication between the Chairman/CEO and the independent directors;

iii.	Advises the Chairman of the Board’s informational needs;

iv.	Approves Board meeting agenda items and the schedule of Board meetings; and

v.	May request inclusion of additional agenda items for Board meetings.

Non-employee director meetings

The non-employee directors meet regularly in executive sessions without management present. The Company’s Corporate Governance Policies also require that if any non-employee directors are not independent, then the independent directors will meet in an independent director session at least once per year. Since Mr. Rankowitz’s resignation on December 11, 2009, all non-employee directors were independent. The Lead Director, who is independent, presides over executive and independent director sessions.

Communications with directors

Shareholders and other interested parties may contact any member of our Board by writing to: Discover Financial Services, 2500 Lake Cook Road, Riverwoods, Illinois 60015, Attention: Secretary and General

Counsel. All communications should be accompanied by the following information: (i) if the person submitting the communication is a security holder, a statement of the type and amount of the securities of the Company that the person holds; (ii) if the person submitting the communication is not a security holder and is submitting the communication to the non-management directors as an interested party, the nature of the person’s interest in the Company; (iii) any special interest, meaning an interest not in the capacity of a shareholder of the Company, of the person in the subject matter of the communication; and (iv) the address, telephone number and e-mail address, if any, of the person submitting the communication. The Board’s Policy Regarding Communications by Shareholders and Other Interested Parties with the Board of Directors is available in the “Investor Relations” section of our website, www.discoverfinancial.com. Shareholder and interested party communications received in this manner will be handled in accordance with procedures approved by our independent directors.

Shareholder recommendations for director candidates

Our Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members consistent with the Board qualification criteria described above and set forth in the Company’s Corporate Governance Policies which are available in the “Investor Relations” section of www.discoverfinancial.com. The Nominating and Governance Committee may consider director candidates recommended by shareholders. The procedures to submit recommendations are described in the Policy Regarding Director Candidates Recommended by Shareholders, available in the “Investor Relations” section of www.discoverfinancial.com.

Shareholders who wish to recommend a candidate for the Committee’s consideration must submit the recommendation in writing in accordance with the Board’s Policy Regarding Communications by Shareholders and Other Interested Parties with the Board of Directors discussed above. Shareholders may make recommendations at any time, but recommendations for consideration as nominees at the annual meeting of shareholders must be received not less than 120 days before the first anniversary of the date that the proxy statement was released to shareholders in connection with the previous year’s annual meeting. In fiscal 2009, there were no director candidates submitted by shareholders. To submit a candidate for consideration for nomination at the 2011 annual meeting of shareholders, shareholders must submit the recommendation, in writing, by October 29, 2010. The written notice must demonstrate that it is being submitted by a shareholder of record of the Company and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the shareholder must confirm their candidates’ consent to serve as a director. Shareholders must send recommendations to Discover Financial Services, 2500 Lake Cook Road, Riverwoods, Illinois 60015, Attention: Secretary and General Counsel and they will be forwarded to the Nominating and Governance Committee.

The Nominating and Governance Committee identifies, evaluates and recommends director candidates to the Board. The Committee accepts shareholder recommendations of director candidates and evaluates such candidates in the same manner as other candidates. The Committee determines the need for additional or replacement Board members, then identifies and evaluates the director candidate under the criteria described above based on the information the Committee receives with the recommendation or which it otherwise possesses, which may be supplemented by certain inquiries. If the Committee determines, in consultation with other directors, including the Chairman of the Board, that a more comprehensive evaluation is warranted, the Committee may then obtain additional information about the director candidate’s background and experience, including by means of interviews. The Committee will then evaluate the director candidate further, again using the qualification criteria described above. The Committee receives input on such director candidates from other directors, including the Chairman of the Board, and recommends director candidates to the full Board for nomination. The Committee may engage a third party to assist in identifying director candidates or to assist in gathering information regarding a director candidate’s background and experience. If the Committee engages a third party, the Committee approves the fee that the Company pays for these services.

Shareholders may nominate director candidates by complying with our By-Law provisions discussed below under “Shareholder Proposals for the 2011 Annual Meeting.”

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

The Compensation Committee is responsible for the review and approval of the Company’s executive compensation program. The Compensation Committee works with its independent consultant, Semler Brossy Consulting Group, LLC, to develop recommendations for the Compensation Committee. Members of the Company’s senior management and human resources department work with the Company’s compensation consultant, Hewitt Associates.

Role of the Compensation Committee

The Compensation Committee is responsible for the review and approval of all aspects of the Company’s executive compensation program and makes all decisions regarding the compensation of the Company’s executive officers named in the executive compensation tables below (“NEOs”). Specific responsibilities of the Compensation Committee include to:

•	review, approve and administer all compensation programs affecting NEOs and ensure such plans are aligned with the Company’s compensation structure policies;

•	annually review and approve:

¡	performance criteria, goals and award vehicles used in our compensation plans;

¡	performance of and compensation delivered to our Chief Executive Officer and other NEOs;

•	oversee the Company’s management development and succession planning efforts; and

•	review and approve any contracts, policies, or programs related to compensation, contractual arrangements, or severance plans affecting NEOs.

As described below under “Compensation Discussion and Analysis—Decision Making Process,” the Compensation Committee consults with the Chief Executive Officer with respect to the compensation of the Chief Operating Officer and the Chief Financial Officer and consults with the Chief Operating Officer with respect to the executive officers who report directly to him.

The Compensation Committee’s charter is available in the “Investor Relations” section of the Company’s website at www.discoverfinancial.com.

Role of the Compensation Consultants

The Compensation Committee regularly consults with its external independent compensation consultant in performing its duties. The Compensation Committee has broad authority to retain and dismiss compensation consultants, as well as to establish the scope of the consultant’s work. While the consultant reports to the Compensation Committee, the consultant works with the Company’s human resources staff and executive management as approved by the Compensation Committee Chair. The Compensation Committee has retained Semler Brossy Consulting Group, LLC, (“Semler Brossy”) as its independent executive compensation consultant. Semler Brossy provides experiential guidance to the Compensation Committee on what is considered fair and competitive practice in the industry, primarily with respect to the compensation of the Chief Executive Officer, but also for other senior Company officers. Semler Brossy is independent of management and other than the services provided to the Compensation Committee, Semler Brossy provides no other services to the Company or management.

The Company has retained Hewitt Associates LLC (“Hewitt Associates”) to advise our management on executive compensation matters. Hewitt Associates provides competitive compensation program and policy data as well as information concerning industry practices.

Director Compensation

We have adopted the Directors’ Compensation Plan to establish our directors’ annual compensation and to further advance the interest of the Company and its shareholders by encouraging increased stock ownership by our non-employee directors, in order to promote long-term shareholder value. Our directors are required to retain a certain amount of stock as described in the Section below “Stock Ownership Guidelines.”

Directors who also are our employees do not receive any compensation under the Directors’ Compensation Plan. The compensation under the Directors’ Compensation Plan is described below.

Cash Compensation. Each non-employee director receives the following cash compensation under the Directors’ Compensation Plan for service on our Board and committees of our Board:

•	An annual retainer fee of $75,000;

•	An additional annual retainer fee for our non-executive chairman and Lead Director of $75,000;

•	An additional annual retainer fee of $25,000 for the chairperson of each committee of our Board other than the Audit and Risk Committee; and

•	An additional annual retainer fee of $50,000 for the chairperson of the Audit and Risk Committee of our Board.

Each non-employee director may elect to defer receipt of their cash compensation under the Directors’ Voluntary Nonqualified Deferred Compensation Plan until the director terminates all services for the Company. A bookkeeping account is maintained for each participant and interest is credited to the deferred amount based on 120% of the quarterly long-term applicable federal rate in affect.

Equity Compensation. Pursuant to the Directors’ Compensation Plan, we may issue awards of up to 500,000 shares of Common Stock to our non-employee directors. Each non-employee director receives the following equity compensation under the Directors’ Compensation Plan for service on our Board and committees of our Board:

•

For those appointed to our Board before December 31, 2007, an initial grant (the “Initial Grant”) of $350,000 in restricted stock units (“RSUs”) (reduced by one-24th for each month after the Spin-Off in which the director becomes a member of our Board) and an annual grant of $125,000 in RSUs beginning with our 2008 annual meeting.

•

For those elected to our Board after December 31, 2007, an annual grant of $125,000 in RSUs beginning with the first annual meeting at which the director is elected to our Board. For those joining our Board on a date other than an annual meeting, a grant of $125,000 in RSUs on the date on which the director becomes a member of our Board, adjusted by one-12th for each month before the next annual meeting of shareholders.

The number of RSUs granted is determined by dividing the dollar amount by our share closing price on the date of grant. The Initial Grant vests in two equal annual installments on each of the first two anniversaries of the dates of grant. Each grant made thereafter vests in its entirety on the first anniversary of its date of grant. Unless provided otherwise in the RSU agreement, RSUs granted to each non-employee director may become fully vested before the end of the regular restriction period if (i) such director is terminated due to disability or death or (ii) a change in control occurs. Upon vesting, the RSUs are converted into Common Stock. The Company offers non-employee directors an opportunity to defer their equity compensation. Each non-employee director may elect to defer the receipt of their equity compensation until the director terminates all services for the Company. Directors currently receive dividend payments on their RSUs. A bookkeeping account is maintained for each participant. The account reflects the number of RSUs to which the participant is entitled under the terms of the Plan.

Reimbursements. Directors are reimbursed for reasonable expenses incurred in attending Board of Directors, committee and shareholder meetings, including reasonable expenses for travel, meals and lodging.

Role of the Nominating and Governance Committee

The Nominating and Governance Committee is responsible for reviewing the effectiveness of the non-employee director compensation and benefits programs in supporting the Company’s ability to attract, retain and motivate qualified directors. If appropriate, the Nominating and Governance Committee will recommend changes to the Board regarding non-employee director compensation and benefits.

Non-employee director compensation table. The following table contains information with respect to the compensation (including deferred compensation) of the non-employee directors during fiscal 2009 with respect to their Board service.

The table below sets forth cash and equity compensation paid to our non-employee directors in the fiscal year ended November 30, 2009.

2009 Director Compensation

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Dennis D. Dammerman(2)(3)	39,653	0	0	39,653

Jeffrey S. Aronin(3)	75,000	172,505	0	247,505

Mary K. Bush	75,000	172,505	0	247,505

Gregory C. Case(3)	97,847	172,505	0	270,352

Robert M. Devlin	75,000	172,505	0	247,505

Cynthia A. Glassman(4)	58,125	92,022	0	150,147

Richard H. Lenny(5)	58,125	92,022	0	150,147

Thomas G. Maheras	75,000	134,112	0	209,112

Michael H. Moskow(3)	75,000	183,425	0	258,425

Michael L. Rankowitz(6)	18,750	0	0	18,750

E. Follin Smith	125,000	172,505	0	297,505

Lawrence A. Weinbach	166,250	172,505	0	338,755

(1)

Reflects RSUs granted under the Directors’ Compensation Plan described above. Amounts reflect compensation cost recorded in the Company’s consolidated financial statements for fiscal 2009 for each named individual in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC Topic 718”). These amounts reflect the Company’s accounting expense for these awards and may not correspond to the actual value that might be realized by the named individuals. Additional details on accounting for stock-based compensation can be found in Note 2 “Summary of Significant Accounting Policies—Stock-based Compensation” and Note 13 “Stock-Based Compensation Plans” of the Consolidated Financial Statements in our Annual Report on Form 10-K. The grant date fair value of the RSUs granted in fiscal 2009 was $124,997.24 for each Director. Directors Glassman and Lenny also received a pro-rated grant date fair value award of $20,836.20. As of November 30, 2009, each director held the following number of RSUs: Mr. Aronin, Ms Bush, Mr. Case, Mr. Devlin, Ms Smith and

Mr. Weinbach each held 34,937; Dr. Glassman held 18,818; Mr. Lenny held 20,318; Mr. Maheras held 19,800 and Mr. Moskow held 40,693. RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends paid to all Discover common stockholders.

(2)	Mr. Dammerman resigned from the Board of Directors effective January 12, 2009. As a result, his unvested RSUs were forfeited and his fiscal 2009 fees were pro-rated for his partial-year service. The forfeiture of unvested RSUs resulted in a net expense of -$80,132.
(3)	The amounts listed in the Fees Earned or Paid in Cash column were deferred under the Directors’ Voluntary Nonqualified Deferred Compensation Plan.
(4)	Dr. Glassman was elected to the Board of Directors effective February 20, 2009 and her award of RSUs and fees were pro-rated for partial-year service.
(5)	Mr. Lenny was elected to the Board of Directors effective February 20, 2009 and his award of RSUs and fees were pro-rated for partial-year service.
(6)	Mr. Rankowitz resigned from the Board of Directors effective December 11, 2008. As a result, his unvested RSUs were forfeited and his fiscal 2009 fees were pro-rated for his partial-year service. The forfeiture of unvested RSUs resulted in a net expense of -$203,737.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) focuses on the Company’s Executive Officers who are named in the tables below and who are referred to as our “named executive officers” or “NEOs.” This CD&A is organized into the following sections:

•	Executive Summary;

•	Compensation Program and Objectives;

•	Components of Total Compensation;

•	Decision Making Process;

•	Summary of Pay Decisions; and

•	Other Arrangements, Policies and Practices Related to Our Executive Compensation Program.

We also refer you to our Annual Report on Form 10-K for the year ended November 30, 2009 for additional information regarding the 2009 financial results for our Company discussed below.

Executive Summary

Our compensation programs are designed to reward our executives for generating positive Company performance and to align their interests with those of our shareholders and the long-term interests of the Company.

In 2009, the financial services industry continued to face an extremely challenging economic environment, including increasing unemployment and higher consumer bankruptcies. In response to the economic crisis, the U.S. Treasury Department created the Troubled Asset Relief Program Capital Purchase Program (“CPP”). Under the CPP, the Treasury Department was authorized to make direct investments in financial institutions by purchasing preferred stock and common stock warrants. On March 13, 2009, the Treasury Department invested $1.2 billion in Discover Financial Services preferred stock and common stock warrants under the CPP. As a recipient of this CPP investment, we are subject to certain restrictions on compensation for our NEOs so long as the Treasury Department’s investment in our preferred stock remains outstanding. The current compensation program has been and will continue to be limited as necessary to comply with the restrictions including the elimination of cash bonus payments and accruals, limiting the value of equity compensation awarded, the elimination of severance payments as well as other restrictions discussed below.

Despite the exceptional challenges facing the economy and our industry, we were profitable in 2009. Our financial results, both including and excluding the impact of the settlement of the lawsuit against Visa and MasterCard, and other performance results are outlined below:

•	Financial Performance

–

Income from continuing operations of $1,276 million exceeded 2008 results of $1,063 million. Excluding settlement proceeds(1), income from continuing operations of $137 million exceeded our plan of $123 million but was lower than 2008 results of $527 million.

–

Return on common equity of 17% was above 2008 results of 16%. Excluding settlement proceeds(1), return on common equity of 2.0% exceeded our plan of 1.8% but was below 2008 return on common equity from continuing operations of 9.4%.

•	Performance Priorities

–	Strong performance against Company and segment performance priorities.

•	Relative Performance

–	Strong segment profitability, credit and growth performance relative to competitors.

(1)	Settlement proceeds are net of certain related expenses.

The Compensation Committee of the Board (the “Compensation Committee” or “Committee”) considered many factors when making its year-end compensation decisions affecting our NEOs, including financial performance, performance against our performance priorities, performance relative to peers and individual NEO performance. Company financial performance is the principal consideration regarding the overall funding level of the variable year-end element of our NEOs’ compensation for fiscal 2009. The Committee took into account the challenging economic and market conditions in 2009 and noted that, despite these challenges, the Company exceeded our plan for the key financial performance measures and demonstrated strong performance against our performance priorities and strong segment performance. The Committee considered our financial results excluding the positive impact of the Visa and MasterCard settlement proceeds in making these compensation decisions noting that that even without the positive impact of the settlement the Company was profitable. However, the Committee noted that while the key financial results achieved were above plan for the year, the results excluding the settlement proceeds were lower than historical norms and long-term profit expectations.

Considering all of these factors and the CPP restrictions, in June 2009, the Committee approved a mid-year base salary increase of our NEOs, excluding our chief executive officer and in December 2009, the Committee approved variable 2009 year-end compensation for our NEOs that was between 52% and 64% lower than variable year-end compensation paid for 2008. Additionally, in light of the CPP restrictions, the Committee did not approve any cash incentive awards for our NEOs’ 2009 performance. As a result of these decisions, total compensation for our NEOs for 2009 was between 40% and 53% lower than for 2008.

In fiscal 2010, the Committee adjusted the mix between fixed and variable compensation and approved a base salary increase for our NEOs with the increase to be paid in the form of equity. In making this decision (which is discussed in more detail below under “Base Salary”), the Committee considered the need to attract and retain a talented management team and to ensure that our compensation program compares favorably with other companies with whom we compete for senior executive talent. We expect that, even with this base salary adjustment, our NEOs total compensation in 2010 will be below average historical levels.

Compensation Program and Objectives

The Company’s 2009 Executive Compensation program and year-end compensation decisions were built on the following principles:

•	Pay for Performance—Pay reflects Company, Business Segment, and individual executive performance;

•	Competitive Market for Executive Talent—Our compensation is competitive relative to our peers to attract and retain a talented executive team; and

•	Balanced Compensation Structure—We maintain a mix of fixed and variable compensation, which aligns with shareholder interests and the long-term interests of the Company.

Each of these principles is discussed below.

Pay for Performance

The Company believes in a pay for performance philosophy. The majority of compensation for our NEOs has historically been in the form of year-end bonus, a substantial portion of which is paid in deferred equity. The Compensation Committee focuses on three key Company performance factors in making compensation decisions for the NEOs. In evaluating Company performance, the Committee views financial performance as the primary factor and performance priorities and competitor comparisons as secondary.

•

Financial Performance—How well the Company performed compared to the Company’s business plan and the previous year. For 2009, the Committee used a combination of revenue, provision, expenses, profit and return on common equity.

•	Performance Priorities—How well the Company accomplished the key objectives as determined at the start of the year.

•	Relative Performance—How well the Company performed against a select group of competitors on profitability, risk management, growth and other measures.

The Committee also considers the individual performance contributions of each executive.

Competitive Market for Executive Talent

The Compensation Committee reviewed and considered market data when approving NEO compensation. The peer group used in the analysis consists of 23 financial services companies from which the Company might expect to draw executive talent. Management worked with Hewitt Associates, an international human resources consulting firm, to develop a suggested peer group. The peer group consists of financial services companies of a similar business nature and revenue size as the Company. Given that Discover has few direct competitors of similar scope and size, the peer group is somewhat varied in nature and represents: companies that focus primarily on credit card operations, financial institutions that have significant credit card and/or loan operations, and data/transaction processing companies. Some of the companies in the peer group are significantly larger than Discover, and therefore, as indicated below, are only used to benchmark compensation for Business Segment Head positions. Companies included in the compensation benchmarking analysis for the CEO, CFO, and COO have revenue net of interest expense within the range of 1/3x to 3x Discover. Management presented the peer group to the Committee and Semler Brossy, the Committee’s independent advisor, who then validated the appropriateness of the peer group.

For 2009, Semler Brossy provided its perspective on the dramatic changes in compensation in the financial services industry in general. The Compensation Committee uses the peer group below for comparisons of all components of the Company’s executive compensation and benefits package. The extraordinary economic environment during 2009 caused such data to become less relevant and therefore the Committee reviewed but placed minimal weight on historic pay data from these peer companies. The Compensation Committee will regularly review and adjust the peer group as necessary.

In 2009, the peer group(1) consisted of the following companies:

Advanta Corp.	Citigroup Inc.(2)	Metavante Technologies, Inc.
American Express Company(2)	Equifax Inc.	Sallie Mae, Inc.
Ameriprise Financial	Fifth Third Bancorp	Synovus Financial Corp.
Automatic Data Processing, Inc.	Fiserv, Inc.	U.S. Bancorp
Bank of America Corporation(2)	Genworth Financial, Inc.	Visa International
Capital One Financial Corporation(3)	HSBC Bank USA, N.A.	Washington Mutual, Inc.
The Charles Schwab Corporation	Marshall & Ilsley Corporation	The Western Union Company
CIT Group Inc.	MasterCard Incorporated

(1)	The peer group was reviewed at the beginning of fiscal 2009. Some of the companies listed are no longer operating independently.
(2)	These companies were used for Business Segment Head positions only, not for the CEO, CFO, or COO as the size of these organizations is significantly larger than the Company.
(3)	Capital One was not used for the Chief Executive Officer market comparison as the data were not comparable to industry practice. The Capital One CEO received no cash compensation and is paid almost exclusively in stock and stock options.

Balanced Compensation Structure

The Company determines compensation for the NEOs on a “Total Reward” basis (aggregate of base salary, potential cash bonus and equity compensation) at year-end, based on the performance of the Company and the individual executive performance for the year, while considering previous year’s compensation and compensation levels of other executives in similar roles. There is no target bonus amount established, or communicated to, the NEOs. The year-end bonus amounts paid to the NEOs are discretionary amounts determined by the Committee based on its evaluation of the above-referenced performance factors.

The Committee, with input from its independent consultant, believes emphasis on equity compensation for NEOs aligns the long-term interests of our NEOs and our shareholders, and that the use of RSUs that generally vest ratably over a four-year period focus the executive on the Company’s long-term interests. The Committee also continues to believe that time vested RSUs represent an efficient method of delivering long-term equity compensation, generally using fewer shares than other types of equity vehicles and having a reasonably predictable expense impact.

On March 13, 2009, we became a participant in the CPP. As a participant in the CPP, we have adopted certain requirements for executive compensation and corporate governance in accordance with the U.S. Treasury’s interim final rules implementing the compensation and corporate governance requirements under the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009 as well as additional guidance issued by the U.S. Treasury from time to time following the issuance of the interim final rules. These rules were subject to a public comment period that has expired, but no final rule has been adopted. The rules, in part, (a) limit compensation to exclude incentives for senior executive officers to take unnecessary and excessive risks that threaten the value of the financial institution, (b) provide for the recovery of any bonus, retention award, or incentive compensation paid to certain employees based on statements of earnings, revenues, gains, or other criteria that are later found to be materially inaccurate, (c) prohibit any golden parachute payment to a senior executive officer or any of the next five most highly compensated employees, and (d) prohibit the payment or accrual of any bonus, retention award, or incentive compensation to certain employees, except that any such restriction does not apply to the payment of long-term restricted stock that meets specified conditions, including a limit on value to one-third of the total amount of annual compensation of the employee receiving the stock. Under the CPP rules, the term “senior executive officer” is defined as the Chief Executive Officer, Chief Financial Officer and the three most highly compensated employees other than the Chief Executive Officer and Chief Financial Officer. The Company’s “senior executive officers” are the same individuals as the Company’s named executive officers. In 2009, each of our named executive officers signed an agreement with the Company agreeing to modify their compensation arrangements, to the extent applicable, to comply with these requirements.

Components of Total Compensation

The components of the Company’s executive compensation program are shown in the table below. Each of the components and how decisions were made for each NEO are more fully discussed in the sections following the table.

The mix of compensation changed significantly in 2009 but the Committee maintained the objective of paying for performance while ensuring the Company can attract, motivate and retain executives.

Component	Description and Purpose
Base Salary	Fixed compensation based on scope of responsibility and impact on the organization. As discussed below, in 2009 the Committee restructured compensation placing a greater emphasis on fixed pay. For 2010, a portion of base salary will be paid in stock as described in “Base Salary” below.

Variable Year-End Bonus	Variable year-end bonus typically consists of a cash bonus and an equity grant, described further below. In 2009, year-end bonuses were limited by the CPP including a prohibition on cash bonus awards and restrictions on equity award size.

Component	Description and Purpose

Cash Bonus

Historically, variable cash bonus was designed to reward Company, Business Segment, and individual performance. While the Company participates in the CPP, cash bonuses are not included in the program for NEOs.

Equity/Stock

Variable annual equity grant designed to reward individual contributions to the Company’s performance as well as motivate future contributions and decisions aimed at increasing shareholder value. The Company’s NEOs are required to retain a certain amount of Company Equity/Stock as described in the section below “Stock Ownership Guidelines.” The number of shares is determined by dividing the dollar value of the award by the fair market value on the date of grant. One-hundred percent of the 2009 year-end bonus was granted in the form of RSUs.

Retirement and other benefits	Fixed component of pay intended to protect against catastrophic expenses (health care, disability and life insurance) and provide opportunity to save for retirement (pension and 401(k)). The Company offers a benefits package to all employees that is competitive with our peer group and other companies with whom we compete for talent, and our NEOs participate on the same basis. The Company does not offer any supplemental benefits programs or deferred compensation program to our NEOs.

Post-Termination Compensation (Severance and Change in control)	Severance program designed to provide protection and allow executives to focus on acting in the best interests of shareholders regardless of impact on their own employment. In September 2007, the Compensation Committee approved a Change in Control/ Severance policy under which our NEOs participate. The benefits provided under our severance program for our NEOs are not available as a result of our participation in the CPP. This policy is discussed in more detail in the “Executive Severance and Change In Control Policy” section below.

Decision Making Process

In the months leading up to the Compensation Committee meeting in December when year-end compensation decisions are approved, our chief executive officer and chief operating officer met with the Compensation Committee and its external consultant several times to discuss preliminary compensation decisions for the NEOs and senior officers. This allowed for ample review and consideration of the financial and individual performance goals and priorities. The role of the NEOs in compensation decisions is more fully discussed below and the role of the Compensation Committee and its consultant are discussed in the Corporate Governance Section. The decisions of the Committee are reflected in the paragraphs below.

Role of Chief Executive Officer and Chief Operating Officer in Compensation Decisions

Messrs. Nelms and Hochschild, as Chief Executive Officer and Chief Operating Officer, respectively, recommend to the Compensation Committee any compensation changes affecting the other NEOs. In 2009, Mr. Nelms discussed the performance and compensation recommendations for his direct reports, Messrs. Hochschild and Guthrie, and Mr. Hochschild discussed performance and compensation recommendations for his direct reports, Mr. Minetti and Ms. Offereins. Each executive’s overall contribution to Company performance and individual responsibility for business segment, function, and/or strategic goals were discussed in detail, and then Messrs. Nelms and Hochschild made a corresponding pay recommendation for each NEO. The recommendations also considered each NEO’s position and compensation against similar executives from the approved peer group. As noted above, the Committee used the market data solely as a reference point and not to create a strict guideline. Neither Mr. Nelms nor Mr. Hochschild was involved in any capacity regarding their own pay decisions. The Compensation Committee requested input from the Company’s top Human Resources executive and its independent external consultant regarding the compensation decisions for Mr. Nelms and met in an executive session, without any management present, when it considered and approved the compensation of Mr. Nelms. The other NEOs did not have a role in the compensation decisions.

Overall Company and Business Segment Performance

For 2009, the Committee measured financial performance focused primarily on revenue, provision, expenses, profit and return on common equity as sufficient measures of the Company’s performance, eliminating the earnings per share measure. In addition, the Committee streamlined the performance priorities and relative performance measures used to simplify and focus its approach on certain core financial measures as illustrated in the tables below.

Based on the Committee’s assessment of overall Company, business segment and individual performance, the Committee approved year-end bonuses for NEO’s that were limited by the CPP restrictions and were between 52% and 64% lower than 2008 year-end bonuses. The Compensation Committee considered a number of factors when making its year-end compensation decisions affecting our NEOs. Fiscal 2009 Company performance is the principal consideration regarding the overall funding level of the bonus element of NEOs’ compensation for fiscal 2009 within the compensation limitations imposed by the CPP regulations. As described above, the primary factors considered in assessing Company performance were the Company’s financial results.

Financial Performance

A primary factor in making 2009 compensation decisions was the Company’s financial results. Company 2009 revenues were higher than in 2008, and higher than anticipated levels for 2009 but loan loss provisions were above both historical norms and 2008 levels due to the economic environment. The Company also made significant reductions in expenses in 2009. The Committee considered the resulting income from continuing operations and return on equity, excluding the positive impact of the Visa and MasterCard settlement proceeds and certain related expenses, which while above plan for the year, were lower than historical norms and long-term expectations.

Financial Performance:	2008 Results	2009 Results
• Total Managed Revenue (net interest income plus other income)(1) ($M)	6,278	6,839

• Total Managed Provision for Loan Losses ($M)	3,069	4,358

• Operating Expense(1) ($M)	2,416	2,210

• Income from continuing operations(1) ($M)	527	137

• Return on Common Equity from continuing operations(1)	9.4%	2.0%

(1)	Amount excludes settlement proceeds and/or certain expenses related to the settlement, as applicable.

Performance Priorities

The Committee also considered the Company’s progress on core strategic performance priorities across the Company and within each segment in making overall, year-end bonus funding decisions. The Company performance priorities for fiscal 2009 are described in the table below. No set weight is assigned to any of these factors and no single performance priority is material to the Compensation Committee’s determination of individual bonuses; rather the Compensation Committee reviews and balances these priorities in the aggregate in determining individual bonuses. These performance priorities are based on our business plan for the fiscal year, and are intended to be challenging but achievable.

The Committee considered the Company’s overall strong performance against performance priorities in 2009. The Committee noted that the reduction in total managed loans and total sales was consistent with management’s conservative approach to extending credit in the challenging economic environment and compared favorably to more significant declines in competitor credit card loan and sales volumes. The Committee also noted the increase in transaction volume for the Payment Services segment which was consistent with management forecasts and the Company’s strong performance with respect to 30-day active outlets and direct to consumer deposits.

2009 Performance Priorities

•   Total managed loans of $50.9 billion vs. $51.1 in 2008

•   Total Discover Card sales of $87.5 billion vs. $92.2 in 2008

•   Transaction volume in the Payment Services Segment of $141.1 billion vs. $125.1 in 2008

•   30 Day Active Outlets increase of 6% over 2008

•   Direct to Consumer/Affiliate Deposits of $12.6 billion vs. $6.1 in 2008

Relative Performance

An additional factor considered by the Committee is the Company’s relative performance against our largest direct business competitors in the U.S. market in both the Direct Banking and Payment Services business. Highlights of the relative performance results considered by the Committee are described in the table below. The Committee considered results through completion of the third calendar quarter since competitor information was only available through the third calendar quarter at the time of the Committee’s decision-making.

Company Performance vs. Direct Banking Competitors(1)
• Income: 0.17% pretax return on managed receivables excluding settlement proceeds; better than most competitors

• Credit: 8.05% managed charge-off rate; better than all competitors

• Expense: 3.99% as a percentage of average managed receivables; better than some competitors

• Volume: -4.5% managed receivables growth; better than most competitors

(1)	Credit card segments of competitors: Citigroup Inc., American Express Company, Bank of America Corporation, and Capital One Financial Corporation.

Company Performance vs. Payment Services Competitors(2)
• Income: 30% growth in profit before taxes; better than most competitors

• Credit Volume: -7% U.S. credit volume growth(3); better than all competitors (smallest decline of all competitors)

• Debit Volume: 3% U.S. debit volume growth; lower than MasterCard and Visa

(2)	Network segments of competitors: American Express Company, MasterCard International, and Visa International.
(3)	Represents gross proprietary and third-party issuer sales on the Discover network and cash advances.

Individual Performance

The Compensation Committee considers individual performance in making final compensation decisions for each NEO. Summaries of individual performance and contributions are described below.

David W. Nelms. As described above, overall Company financial performance was significantly impacted by the economic and market conditions. Mr. Nelms’ led the Company to exceed overall profit, revenue and expense plan despite worse than expected environment and credit losses. The Company exceeded competitor results, but achieved low absolute returns (excluding lawsuit settlement proceeds). The Company’s capital, liquidity, and funding sources were enhanced. During the same period, the Company became a bank holding company. Mr. Nelms showed personal leadership in key strategic initiatives including direct deposits, CARD Act response, and global network expansion. He successfully led the Company’s Board in his first year as Chairman and developed a revised strategy and three-year plan.

Roy A. Guthrie. Mr. Guthrie prudently and proactively managed the Company’s capital and liquidity while continuing to develop the Company’s accounting and treasury functions and capabilities. He was instrumental in helping to develop the Company’s strategic response to the financial crisis. He drove improvement in planning and analysis that was critical to improving overall strategic planning for the Company. In addition, Mr. Guthrie successfully led significant financial transactions to raise common equity, debt and the Company’s re-entry into the asset-backed securities market.

Roger C. Hochschild. Mr. Hochschild led the operating areas of the Company to achieve planned results in 2009 despite a very challenging environment. The Payments segment surpassed profit goals, and achieved key objectives for the Diners Club integration and the continued expansion of merchant acceptance. The Company achieved successful growth of deposit, personal, and student loan products. The Card segment achieved industry-leading credit loss performance and gains in market share of both loans and sales. He also led overall expense reduction efforts that reduced our expense base by $300M in 2009.

Diane E. Offereins. Ms. Offereins built strong relationships with franchisees, acquirers and other partners across the Payments segment. Under her leadership, Diners Club achieved all milestones for ATM access, interoperability, and growth in acquirers. Pulse continues to maintain a strong debit leadership position and growth. Discover Network results included solid growth in merchant acceptance.

Carlos Minetti. Mr. Minetti played a significant role in managing the Company through a challenging environment. He achieved strong growth in banking products as Deposits exceeded all goals and student and personal loan businesses became solidly established. Mr. Minetti’s management of collection activities was critical to the Company’s loan loss performance. The Company’s customer service and collections functions remained an important source of revenue and continued to provide a superior customer experience. Mr. Minetti was also a key participant in enhancing Company’s risk and capital framework.

Summary of Pay Decisions

The table below summarizes the pay decisions for our NEOs as approved by the Committee for 2008 and 2009. The last column of this table reflects the decrease in total compensation for each NEO over last year’s total compensation.

	2008				2009				% Change
Executive Officer	Salary	Cash Bonus	Equity	Total	Salary	Cash Bonus	Equity	Total
David W. Nelms	$1,000,000	$1,425,000	$3,325,000	$5,750,000	$1,000,000	$0	$2,274,996	$3,274,996	-43%
Roy A. Guthrie	$500,000	$525,000	$1,649,997	$2,674,997	$625,000	$0	$949,986	$1,574,986	-41%
Roger C. Hochschild	$600,000	$1,200,000	$2,799,996	$4,599,996	$725,000	$0	$1,449,993	$2,174,993	-53%
Diane E. Offereins	$500,000	$525,000	$1,474,999	$2,499,999	$625,000	$0	$875,000	$1,500,000	-40%
Carlos Minetti	$500,000	$525,000	$1,474,999	$2,499,999	$625,000	$0	$875,000	$1,500,000	-40%

This table shows that equity incentive compensation actually awarded in December 2009 is significantly less than the amounts shown in the 2009 Summary Compensation Table on page 32, as the amounts shown in the 2009 Summary Compensation Table include values for equity awarded in prior years. The differences between the table above and the 2009 Summary Compensation Table are largely attributable to the fact that the 2009 Summary Compensation Table, prepared in accordance with SEC regulations, values equity awards based principally on the treatment of compensation expense in the Company’s income statement under FASB ASC Topic 718. Generally, under FASB ASC Topic 718, the grant date fair value of an equity award (which is based on the stock price on the grant date) is expensed over the vesting period of the equity award, unless the employee is eligible to retire. If the employee is eligible to retire, then the award must be expensed on the grant date or accrued over a service period prior to the grant date. Under new SEC regulations, which will become effective for our proxy statement to be filed in 2011, the Summary Compensation Table will include values for equity awards based on the full grant-date fair value of the equity award. In addition, because we award equity bonuses for a given year after completion of the year, the equity bonus for 2008 performance is reported in the “2009 Grants of Plan-Based Awards Table” in this proxy statement and the equity bonus for 2009 performance will be reported in the “Grants” table in our proxy statement to be filed in 2011.

Variable Year-End Bonus

As one portion of our variable year-end bonus, we historically provided the opportunity for our NEOs and other executives to earn a market competitive annual cash incentive award based on performance for the year. This opportunity was provided to motivate executives to achieve our annual business goals, to attract and retain an appropriate caliber of talent for the position, and to recognize that similar annual cash incentive awards are almost universally provided at other companies with which we compete for talent. The annual cash incentive award has been suspended from our NEO compensation program as required by the CPP compensation rules.

Our NEOs and other executives continue to be eligible to earn a long-term equity incentive award subject to the limitations imposed by the CPP compensation rules. We provide this opportunity to motivate executives to make decisions that focus on the long-term, sustainable growth of our Company and thus increase shareholder value, to attract and retain an appropriate caliber of talent for the position, and to recognize that similar long-term equity incentives are almost universally provided at other companies with which we compete for talent.

When making year-end bonus decisions for 2009, the Compensation Committee considered overall Company, business segment, and individual performance, Company performance metrics relative to its peers, competitive market position and prior year’s “Total Reward.” A summary of Overall Company, Business Segment and individual performance is provided above.

The following table shows 2008 and 2009 year-end bonuses for each of the NEOs. The 2008 equity grants in the form of RSUs vest over four years and unvested amounts are forfeited if participants terminate employment prior to vesting under certain conditions. The 2009 equity grants in the form of RSUs vest ratably over a four-year period, but in accordance with the CPP requirements, no RSUs may vest if the executive’s employment terminates (other than due to death, disability or a change in control) prior to the two-year anniversary of the grant date. In addition, the RSUs, if vested, will convert to shares of common stock in increments of 25% for each 25% of the aggregate of the CPP financial assistance that the Company repays. The last column of this table reflects the decrease in total year-end bonus for each NEO over last year’s year-end bonus.

	2008 Year-End Bonus		2009 Year-End Bonus		%Change
Executive Officer	Cash	Equity	Cash(1)	Equity
David W. Nelms	$1,425,000	$3,325,000	N/A	$2,274,996	-52%
Roy A. Guthrie	$525,000	$1,649,997	N/A	$949,986	-56%
Roger C. Hochschild	$1,200,000	$2,799,996	N/A	$1,449,993	-64%
Diane E. Offereins	$525,000	$1,474,999	N/A	$875,000	-56%
Carlos Minetti	$525,000	$1,474,999	N/A	$875,000	-56%

(1)	In compliance with the CPP requirements, the NEOs did not receive a cash bonus award for 2009.

On January 4, 2010, a court ruling related to the on-going dispute with Morgan Stanley concerning the proceeds of the lawsuit against Visa and MasterCard resulted in the recognition of $28.9 million additional interest expense in fiscal 2009, which was reflected in other expense in the consolidated statements of income. Consistent with its decision to exclude the beneficial impact of the Visa and MasterCard settlement proceeds, the Committee decided to exclude the impact of this subsequent event in its review of the 2009 compensation decisions.

Base Salary

We provide our NEOs and other executives with a market competitive annual base salary to attract and retain an appropriate caliber of talent for the position. We generally review base salaries for the NEOs and other executives annually in November and December and determine whether to make increases or decreases based on changes in our competitive market (the peer group companies), individual performance, and experience in position.

In fiscal 2009, the Compensation Committee approved a mid-year base salary increase for our NEOs, excluding our chief executive officer, effective June 1, 2009. In making this decision the Committee considered the overall competitiveness of the total compensation opportunity for the NEOs relative to that available at other companies with which we compete for talent. These base salary adjustments were part of the restructuring of compensation by the Committee to adjust the mix between fixed and variable compensation reducing the emphasis on variable compensation.

At its December 8, 2009 meeting, the Committee further adjusted the mix between fixed and variable compensation and approved an increase in the base salaries of our NEOs with the increase to be paid in the form of Company share awards (“Shares”). In making this decision, the Committee considered that to attract and retain talented management with proven skills and experience, we must offer a compensation program that compares favorably with those offered by other large financial services and non-financial services companies with which we compete for a limited pool of highly qualified senior executive talent. The Committee, in consultation with its independent compensation consultant, also considered competitive compensation data, historical total compensation levels, environmental factors including the pay design of other CPP participants and set base salaries such that total compensation for our NEOs is expected to be below average historical levels. In light of these considerations, the Committee approved the use of Shares to pay the base salary adjustment to align the NEO’s interests with the long-term interests of shareholders and the Company. Subject to the NEO’s continued employment with the Company, the Shares will be paid to each NEO in installments, net of applicable tax withholdings and deductions (each a “Net Pay Period Award”), on each of the Company’s regular pay dates (“Pay Date”) beginning with the pay period ending on January 10, 2010, and continuing consistent with the Company’s established payroll schedules up to and including the pay period ending on November 28, 2010. The number of Shares awarded on each Pay Date will be determined by dividing the portion of the Net Pay Period Award that is payable in Shares (determined on a pro rata basis) by the reported closing price on the New York Stock Exchange (“NYSE”) for a share of Company stock on the Pay Date (or, if not a NYSE trading day, on the trading day immediately preceding such Pay Date). The Committee will continue to evaluate base pay design based on evolving market trends.

Although the CPP does not impose any holding period or transfer restrictions on Shares received as salary, the Committee imposed transfer restrictions on the Shares in order to further align the interests of executives with the longer term interests of shareholders and the Company. The Shares shall be subject to restrictions on transfer that lapse upon the later of the date on which the Company repays its outstanding obligation under the CPP or the dates set forth in the following schedule: (i) June 30, 2011, with respect to Shares awarded on Pay Dates from January 15, 2010 to April 9, 2010; (ii) June 30, 2012, with respect to Shares awarded on Pay Dates from April 23, 2010 to August 13, 2010; and (iii) June 30, 2013, with respect to Shares awarded on Pay Dates from August 27, 2010 to December 3, 2010. The Shares, which will be provided under the Company’s Amended and Restated 2007 Omnibus Incentive Plan (“Omnibus Incentive Plan”), will include a right to receive dividend payments and, as required by the CPP compensation rules, will be fully vested on the Pay Date.

The resulting fiscal 2008, 2009 and 2010 base salaries rates for our NEOs are listed below:

	Base Salary
Executive Officer	2008	2009	2010
			Cash	Shares
David W. Nelms	$1,000,000	$1,000,000	$1,000,000	$3,550,000

Roy A. Guthrie	$500,000	$625,000	$750,000	$1,150,000

Roger C. Hochschild	$600,000	$725,000	$800,000	$2,100,000

Diane E. Offereins	$500,000	$625,000	$750,000	$1,000,000

Carlos Minetti	$500,000	$625,000	$750,000	$1,000,000

Other Arrangements, Polices and Practices Related to Our Executive Compensation Program

Stock Ownership Guidelines

The Compensation Committee maintains share ownership guidelines for NEOs and other executives, and the Nominating and Governance Committee maintains guidelines for Directors. The guidelines recommend that the following multiples of annual cash base salary, or in the case of Directors, annual retainer, be held at the close of each fiscal year:

Participants	Recommended Share Ownership (as Multiple of Cash Base Salary or Annual Retainer)
Director	5X
CEO/President	5X
Executive Committee (including all NEOs)	3X

Stock to be counted toward ownership targets includes actual Common Stock including stock owned in “street” accounts, unvested restricted stock, and Common Stock held in the Company’s 401(k) plan. The guidelines provide that recommended ownership must be attained within 5 years of hire (or plan inception, if later). To monitor progress toward meeting the guidelines, the Compensation Committee reviews current executive ownership levels at each November meeting, ahead of year-end executive compensation decisions. The Nominating and Governance Committee reviews director ownership levels. Holdings will be calculated using the average stock price for the 10 trading days prior to the November meeting. If a NEO or other executive is not on schedule to meet guidelines the Committee may grant a larger portion of the NEO’s year-end award in equity. Share ownership levels are calculated and communicated annually to the Compensation Committee, including all stock holdings of directors and executive officers.

As of the close of the fiscal 2009, using the 10-day average stock price prior to November 30, 2009, the following multiples of cash base salary are held by each of our NEOs:

Executive Officer	Required Multiple	Actual Multiple as of 2009
David W. Nelms	5X	23X

Roy A. Guthrie	3X	8X

Roger C. Hochschild	5X	20X

Diane E. Offereins	3X	9X

Carlos Minetti	3X	8X

Retirement Benefits

The Company offers two programs to all employees, including NEOs, that are intended to provide post-retirement benefits. The programs are the Discover 401(k) Plan and the Discover Pension Plan.

The Discover 401(k) Plan is structured with the intention of qualifying under Section 401(a) of the Internal Revenue Code (“IRC”). Under the Discover 401(k) Plan, the NEOs are permitted to make pre-tax deferrals, limited to 30% of eligible earnings, including base, salary, bonus and commissions, up to the Section 401(a)(17) IRC compensation limit ($245,000 in 2009 and 2010) (“Eligible Earnings”), and if age 50 or older as of December 31 of the plan year, catch-up contributions, each subject to the maximum allowable amount under the IRC, which is the same limit that applies to all participating employees.

Effective January 1, 2009, the 401(k) Plan was amended to be a safe harbor plan by adding the following terms:

•	All employees receive a Company fixed contribution of 3% of Eligible Earnings.

•

Participating employees will receive a Company match of $1 for each $1 on the first 2% of Eligible Earnings contributed on a pre-tax basis, and $0.50 per $1 on the next 4% of Eligible Earnings contributed on a pre-tax basis, for a maximum match of 4% of Eligible Earnings, up to the Section 402(g) of the IRC pre-tax deferral limit ($16,500 for 2009 and 2010). If an employee’s pre-tax contribution is limited under IRC restrictions, employees will receive a “true-up” matching contribution up to the maximum Company matching contribution available for the plan year.

•

Transition credits are provided to employees who are at least age 45 with 10 years of service, and who have at least 65 “points” of age plus service as of January 1, 2009. Eligible employees will receive 1.5% of Eligible Earnings if less than age 60 as of December 31st of the applicable plan year, and 3.0% of Eligible Earnings if age 60 or older as December 31st of the applicable plan year. Transition credits are payable for up to five years as long as the employee remains continuously employed with the Company.

•	Participants will be fully vested in their fixed and matching contributions after 2 years of service inclusive of service with Morgan Stanley if a Discover employee at the time of the Spin-off.

The Discover Pension Plan is also structured with the intention to qualify under Section 401(a) of the IRC. Under this plan, benefits are determined with reference to each employee-participant’s career-average pay up to $170,000 per year. Benefits under the Discover Pension Plan for each calendar year of service generally equal:

(i) 1% of the participant’s eligible annual pay; plus (ii) 0.5% of the participant’s eligible annual pay that exceeds the participant’s Social Security covered compensation limit for that year, which is the average of the Social Security Taxable Wage Bases for the 35 years ending with the year the participant attains Social Security Normal Retirement Age. In 2009 and 2010, the Social Security Taxable Wage Base was $106,800.

Effective December 31, 2008, the Discover Pension Plan was “frozen” for all participants. Participant’s accrued benefit amount at Normal Retirement Age will not change from December 31, 2008 but additional service will count towards vesting and retirement eligibility for any participant in the Discover Pension Plan as of December 31, 2008.

Named Executive Officers are not eligible for any supplemental retirement benefits.

Executive Severance and Change In Control Policy

The Company provides severance protection to our NEOs and other executives under a change in control policy. This severance protection policy contains a double trigger, meaning that the NEO will only receive severance benefits in the event of an involuntary termination (without just cause or voluntary resignation for good reason or death or disability) within two years following or six months prior to a change in control. We provide this protection to optimally align the interests of shareholders and executives, and to attract and retain an appropriate caliber of talent for the position. Further, similar change in control protections are commonly provided at other companies with which we compete for talent. In 2007, the Committee’s independent advisor, Semler Brossy, conducted a full, comprehensive review of competitive practices with the Committee. Our Change in Control Severance Policy for executives, including our NEOs, was approved by the Compensation Committee on September 21, 2007. The policy was amended on June 23, 2008 to comply with new tax laws.

The Change in Control Severance Policy and the estimated payments for each of our NEOs under this policy are detailed in the “Payments Upon a Termination or Change in Control Table” below. Our NEOs’ right to receive these severance benefits is subject to the CPP regulations and as a result, none of our NEOs will be eligible to receive these severance benefits during the Company’s participation in the CPP.

Accounting and Tax Information

Section 162(m) of the IRC generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 per year paid to the chief executive officer or other employee who is a NEO for the taxable year by reason of being among the three highest compensated officers for the taxable year (other than the CEO or the CFO). Certain compensation, including “performance-based compensation,” may qualify for an exemption from the deduction limit if it satisfies various technical requirements under Section 162(m). With respect to our annual incentive awards, in February 2009 the Compensation Committee approved an incentive pool for our executives that is designed to qualify compensation awarded thereunder as “performance-based.” The 2009 incentive pool was 5% of our after-tax net income from continuing operations, with our named executive officers allocated no more than a specified percentage of the pool, as follows: Mr. Nelms – 22%; Mr. Hochschild – 18%; Mr. Guthrie – 10%; Ms. Offereins – 10%; and Mr. Minetti – 10%. Actual amounts of the incentive awards were approved within these limits based on the factors described above.

As a result of our participation in the CPP, compensation in excess of $500,000 earned by any “senior executive officer” while the U.S. Treasury holds an equity or debt interest in the Company is not deductible, including “performance-based” compensation. For 2009, the $500,000 deductibility limit under the CPP has been pro-rated from the date of the U.S. Treasury’s investment in the Company.

The Compensation Committee views the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation philosophy. The Committee reviews each material element of compensation on a continuing basis and takes steps to assure deductibility if that can be accomplished without sacrificing flexibility and other important elements of the overall executive compensation program.

2010 Executive Compensation and Outlook

During 2009, the Committee, with assistance from its independent consultant, continued to monitor and review the compensation structure for the NEOs and competitive pay practices in order to continue to provide market competitive compensation and thereby retain a talented executive team while remaining compliant with the restrictions required under the CPP. As a result, in December 2009, the Committee restructured the components of compensation to provide a greater portion of our NEOs’ compensation in the form of equity. The restructuring resulted in an increase in base salaries with the increase to be paid in the form of Company shares. The ultimate value of the shares awards, which are subject to transferability restrictions, will depend upon the performance of the Company’s stock. A summary of the decisions is provided in the “Base Salary” section above.

The Committee and the Company anticipate the financial services industry will continue to face significant challenges in 2010. The Committee will continue to focus on the achievement of key financial and strategic business goals. We will continue to monitor the compensation program to ensure it aligns the interests of our NEOs with those of our shareholders and the long-term goals of the Company while avoiding unreasonable risk.

In October 2009, the Federal Reserve issued proposed supervisory guidance designed to ensure that incentive compensation practices of banking organizations are consistent with safety and soundness. The proposed guidance was subject to a public comment period which has expired, but no final guidance has been issued. We will continue to monitor our compensation program for consistency with the guidance.

COMPENSATION COMMITTEE REPORT

The Compensation Committee establishes the compensation program for the Chief Executive Officer and for the other named executive officers. The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis of the Company with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement, its Annual Report on Form 10-K and such other filings with the Securities and Exchange Commission as may be appropriate.

Risk Assessment

As noted above, the Company, as a participant in the CPP, is required to comply with certain requirements regarding executive compensation. Specifically, the Company’s Compensation Committee is required to discuss, evaluate, and review at least every six months with the Company’s senior risk officer (“SRO”) (1) the Company’s senior executive officer (“SEO”) compensation plans, to ensure that those plans do not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company; (2) the Company’s employee compensation plans, in light of the risks posed to the Company by such plans and how to limit such risks; and (3) the Company’s employee compensation plans, to ensure that those plans do not encourage the manipulation of the Company’s reported earnings to enhance the compensation of any employee. Further, the Compensation Committee must annually provide a narrative description of how the SEO compensation plans do not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company (including how the SEO plans do not encourage behavior focused on short-term results rather than long-term value creation), the risks posed by the employee compensation plans and how these risks were limited (including how the employee compensation plans do not encourage behavior focused on short-term results rather than long-term value creation), and how the Company has ensured that the employee compensation plans do not encourage the manipulation of the Company’s reported earnings to enhance the compensation of any employee.

In compliance with these CPP requirements, the Compensation Committee met with the Company’s SRO on multiple occasions during fiscal 2009 to review the SEO compensation plans, including the Company’s Amended and Restated 2007 Omnibus Incentive Plan (the only equity incentive compensation plan operated by the

Company) and the Company’s 401(k) Plan. The Compensation Committee and the SRO reviewed the operation of the SEO compensation plans and the Company’s key business risk factors. Following its review, the Compensation Committee and the SRO concluded that the Company’s SEO compensation plans do not encourage unnecessary and excessive risk-taking that threatens the value of the Company. In making the foregoing determination, the Compensation Committee and the SRO considered the following:

(i)	The Company utilizes a balance of time-vesting RSUs and cash to fund variable incentive compensation. The Compensation Committee and the SRO noted that during the Company’s participation in the CPP, none of the Company’s 25 most highly compensated employees are eligible for a cash incentive award. The RSUs, which are granted as part of the NEO’s variable incentive compensation, generally vest over a four-year period and the unvested portion of the RSU is subject to forfeiture if the NEO leaves prior to the completion of vesting. This vesting period aligns the NEO’s interests with those of shareholders and encourages the NEO to avoid short-term actions that are to the Company’s long-term detriment. Moreover, the amount of any variable incentive compensation awarded to a NEO is subjectively determined by our Compensation Committee based on its assessment of performance across several factors including: overall Company and business segment performance against our annual business plan, achievement of qualitative performance priorities and performance relative to peers in our industry and individual performance. All of these factors are subjectively weighed by the Compensation Committee and are not driven by a specific funding formula. The Compensation Committee has the discretion to withhold or reduce any incentive compensation if it is determined that the NEO caused the Company to incur unnecessary or excessive risk.

(ii)	The Company maintains a comprehensive risk governance structure to ensure appropriate controls and oversight consistent with the Company’s risk appetite structure. The risk appetite structure, which is approved by the Board, reflects the Company’s risk management philosophy and the amount of risk that the Company is willing to accept. All goals and performance objectives are designed to be consistent with this risk appetite structure. The risk oversight structure helps to protect the Company from an NEO either being motivated or able to take unnecessary or excessive risks.

(iii)	The Company maintains stock ownership guidelines for each executive officer, including the NEOs. Pursuant to these guidelines, the Company anticipates that the NEOs will maintain significant Company stock holdings through their employment providing considerable incentive for them to consider the Company’s long-term interests while still employed by the Company. Additionally, our Chief Executive Officer and our President have both agreed to hold the Founders Grant of RSUs that they received in connection with the Company’s Spin-off through their respective retirement.

(iv)	As required by the CPP, all NEOs have agreed to modify their compensation arrangements to provide that during the Company’s participation in the CPP the Company may recover (or “claw-back”) any payments that were based on materially inaccurate financial statements or any other materially inaccurate performance metrics used to award bonuses or incentive compensation. The claw-back requirement acts as a disincentive to any NEO from manipulating financial statements or performance metrics in a way that would assure payment of a bonus award, increase a bonus, or assure vesting of a RSU.

In fiscal 2009, the Compensation Committee and the SRO also reviewed the Company’s other employee compensation plans in addition to the compensation plans in which our SEOs participate. These employee compensation plans include a number of incentive compensation plans, in which our production (or call) center employees are eligible to participate, and sales plans, in which certain of our sales professionals are eligible to participate. The other employee compensation plans include the following: Strategic Relationships & National Accounts Plan, Credit Issuance—Business Development Plan, Prepaid—Business Development & Relationship Management Plan, Acquirer Relations—Acquisition plan, PULSE Sales Plan, PULSE Service Plan, Cardmember Assistance Plan, Customer Service & Engagement Plan, Discover Student Loans Plan, Discover Personal Loans Plan, Security Plan, and New Accounts Plan.

None of the Company’s executives, including the NEOs, are eligible to participate in these production center or sales compensation plans; however, certain of the Company’s non-executive employees who participate in the production center or sales compensation plans are eligible to participate in the same compensation plans as the NEOs. The Compensation Committee and the SRO reviewed the operation of these employee compensation plans and the Company’s key business risk factors. Following its review, the Compensation Committee and the SRO concluded that the Company’s other employee compensation plans do not present unnecessary risks and do not encourage the manipulation of reported earnings to enhance the compensation of any employee. In making the foregoing determination, the Compensation Committee and the SRO considered the following:

(i)	The participation of other employees in the same plans in which the NEOs participate is subject to similar risk mitigation factors as are discussed above. The Compensation Committee and the SRO noted that in the case of the non-executive employees, the level of any variable incentive compensation is subject to the discretion of senior management and is not driven by a specific individual funding formula. As a result, the Company’s senior management has the discretion to withhold or reduce any incentive compensation if it is determined that the employee caused the Company to incur unnecessary or excessive risk or attempted to manipulate reported earnings.

(ii)	The Company maintains a comprehensive set of controls to monitor participant behavior and adherence to Company policies and procedures, including with respect to the Company’s risk appetite structure. The production center and sales compensation plans are administered by management employees at the Company who are themselves ineligible to participate in these plans. Furthermore, the average annual payouts under the employee compensation plans are at a level that is unlikely to encourage unnecessary risk or a manipulation of reported earnings to enhance the compensation of any employee.

(iii)	The non-executive employees’ base salaries are a sufficient percentage of total compensation to discourage unnecessary risk taking and to discourage the manipulation of reported earnings to enhance the compensation of any employee.

(iv)	The non-executive employees generally do not hold the level of seniority with the Company that would enable or permit them to incur unnecessary or excessive risk or manipulate reported earnings to enhance the compensation of any employee.

The Compensation Committee certifies that: (1) it has reviewed with the SRO the SEO compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company; (2) it has reviewed with the SRO the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and (3) it has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

Submitted by the Compensation Committee of the Board of Directors:

Gregory C. Case (Chair)

Jeffrey S. Aronin

Robert M. Devlin

2009 EXECUTIVE COMPENSATION

The narrative, table and footnotes below describe the total compensation paid for fiscal 2009 to the Chief Executive Officer, Chief Financial Officer and the next three most highly compensated individuals (collectively, the “Named Executive Officers” or “NEOs”) who were serving as executive officers of Discover Financial Services on November 30, 2009, the last day of the fiscal year.

2009 SUMMARY COMPENSATION TABLE

The following tables contain information regarding the components of total compensation of the Named Executive Officers for the Company’s fiscal years ended November 30, 2007, November 30, 2008 and November 30, 2009. The information included in this table reflects compensation earned by the Named Executive Officers for services rendered to the Company during the respective periods.

Name	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
David W. Nelms	2009	1,000,000	0	4,627,613	0	39,750	17,150	5,684,513
Chairman and Chief Executive Officer	2008	1,000,000	1,425,000	5,867,208	0	0	6,100	8,298,308
	2007	900,000	2,750,000	3,514,099	828,070	4,852	6,100	8,003,121

Roy A. Guthrie	2009	625,000	0	2,419,644	30,968	15,431	17,150	3,108,193
Executive Vice President, Chief Financial Officer and Treasurer	2008 2007	500,000 500,000	525,000 750,000	2,629,774 1,702,876	79,708 118,315	6,496 74,063	6,100 17,529	3,747,078 3,162,783

Roger C. Hochschild	2009	725,000	0	3,942,993	7,003	38,585	17,150	4,730,731
President And Chief Operating Officer	2008	600,000	1,200,000	5,030,070	93,245	0	6,100	6,929,415
	2007	380,000	2,300,000	2,997,339	274,704	2,936	4,325	5,959,304

Diane E. Offereins	2009	625,000	0	2,024,053	30,052	43,698	17,150	2,739,953
Executive Vice President, Payment Systems	2008	500,000	525,000	2,829,022	66,346	0	6,100	3,926,468
	2007	500,000	750,000	2,290,592	171,277	60,621	6,100	3,778,590

Carlos Minetti	2009	625,000	0	2,530,312	30,968	28,839	17,150	3,232,269
Executive Vice President, Cardmember Services and Consumer Banking	2008 2007	500,000 475,000	525,000 700,000	3,375,258 2,828,342	68,358 173,801	0 41,146	6,100 6,100	4,474,716 4,224,389

(1)	This column represents the base salary earned during the fiscal year.
(2)	See above in the “Summary of Pay Decisions” section of the “Compensation Discussion and Analysis” for discussion of bonus values.
(3)

This column represents compensation expense recognized by Discover for financial statement reporting purposes in fiscal 2009, computed in accordance with FASB ASC Topic 718, with respect to the fair value of RSUs granted in prior years that continue to be expensed under FASB ASC Topic 718; however, the amounts exclude any forfeiture assumptions related to service-based vesting conditions, as prescribed by SEC rules. Under FASB ASC Topic 718, compensation expense is calculated using the fair market value of Discover Common Stock on the date of grant and spread over the requisite service period of the RSU. RSUs represent the right to receive shares of Discover Common Stock if the holder remains employed by Discover through a specified vesting and conversion date. The amounts in the table reflect Discover’s compensation expense for the RSUs for fiscal 2009 and do not reflect the value actually realized by the Named Executive

Officers. Additional details on accounting for stock-based compensation can be found in Note 2 “Summary of Significant Accounting Policies—Stock-based Compensation” and Note 13 “Stock-Based Compensation Plans” of the Consolidated Financial Statements in our Annual Report on Form 10-K.

(4)	This column represents compensation expense recognized by Discover in fiscal 2009, in accordance with FASB ASC Topic 718, with respect to the fair value of options granted in prior years that continue to be expensed under FASB ASC Topic 718. Pursuant to SEC rules, these amounts exclude any forfeiture assumptions related to service-based vesting conditions. Options are the right to purchase shares of Discover common stock at a specified price, over a specified term (usually ten years) following the grant date. The amounts in the table reflect Discover’s compensation expense in fiscal 2009 for the options and do not reflect the value, if any, that ultimately may be realized by the Named Executive Officers. For additional information on the valuation assumptions relating to the options, see Note 13 “Stock-Based Compensation Plans” of Discover’s Consolidated Financial Statements contained in its annual report on Form 10-K.
(5)	This column represents the actuarial increase during fiscal 2009 in the pension value. There were no above market nonqualified deferred compensation earnings for the plans in which each Named Executive Officer participated. A description of Discover’s pension benefits is contained under the heading “Retirement Benefits” on pages 27-28.
(6)	For 2009, this column represents Discover’s contributions to the 401(k) plan for each NEO.

2009 GRANTS OF PLAN-BASED AWARDS TABLE

The following are the RSU awards made to the NEOs in December of 2008. These awards were made for fiscal 2008 performance but were granted in fiscal 2009. No options were awarded to the NEOs in fiscal 2009. For more information regarding these grants, see the discussion on page 24.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
David W. Nelms	12/9/2008	321,256	3,325,000
Roy A. Guthrie	12/9/2008	159,420	1,649,997
Roger C. Hochschild	12/9/2008	270,531	2,799,996
Diane E. Offereins	12/9/2008	142,512	1,474,999
Carlos Minetti	12/9/2008	142,512	1,474,999

(1)	These RSU awards were made under the Discover Financial Services Omnibus Incentive Plan and vest and convert in four equal installments ratably over the next four years starting on January 2, 2010 and on January 2 of each of the following three years thereafter. Vesting of these RSUs will be accelerated in the event of a termination of the executive’s employment (i) in connection with a change in control, (ii) in the event of the executive’s death or disability, or (iii) other than for cause in connection with a force reduction or elimination of the executive’s position, provided that a customary release agreement is executed. Unvested RSUs will be cancelled in the event of a termination of employment for any other reason. Executives who violate non-competition, nonsolicitation, confidentiality, intellectual property or other restrictive covenants within one year after a termination of employment will be required to pay to the Company the value of any RSUs that vested on or after, or within six months prior to, such termination. RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends paid to all Discover common stockholders.
(2)	These amounts represent the aggregate grant date fair value of the awards pursuant to FASB ASC Topic 718. Additional details on accounting for stock-based compensation can be found in Note 2 “Summary of Significant Accounting Policies—Stock-based Compensation” and Note 13 “Stock-Based Compensation Plans” of Discover’s Consolidated Financial Statements contained in its annual report on Form 10-K.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END TABLE

The following tables provide information for each NEO regarding outstanding stock option awards and unvested stock awards held by each of the Named Executive Officers as of November 30, 2009.

	Option Awards					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)
David W. Nelms	113,583	0	20.47	1/2/2010	(2)	58,475	(4)	904,024
	121,407	0	22.24	1/2/2011	(2)	251,279	(5)	3,884,773
	110,703	0	19.41	1/2/2012	(2)	321,256	(6)	4,966,618
	113,856	0	18.87	1/2/2014
	22,658	22,657	26.68	12/12/2016	(3)
	91,421	0	27.60	1/2/2013
	32,603	0	27.60	1/2/2013

(1)	All equity award values are based on a November 30, 2009 closing stock price of $15.46. RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends paid to all Discover common stockholders.
(2)	These option awards also include a “Restoration Option Right” feature.
(3)	50% of the award became exercisable on January 2, 2009 and 50% of the award became exercisable on January 2, 2010.
(4)	Mr. Nelms completed the services required to receive 50% of the award on January 2, 2009, which vested and converted to shares of Discover Common Stock on January 31, 2009, and he completed the services required to vest and convert in the remaining 50% of the award on January 2, 2010.
(5)	This Founder’s Grant RSU award vests ratably for four years on the anniversary of the July 2, 2007 grant date and will convert to shares of Discover Common Stock when Mr. Nelms leaves the Company. Excludes 251,278 deferred RSUs as described in the 2009 Nonqualified Deferred Compensation Table on page 39.
(6)	These stock units vest and convert to shares of Discover Common Stock ratably over the next four years starting on January 2, 2010 and on January 2 of each of the following three years thereafter.

	Option Awards					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)
Roy A. Guthrie	99,078	0	18.17	7/21/2015		20,718	(3)	320,300
	11,114	11,117	26.68	12/12/2016	(2)	89,742	(4)	1,387,411
						159,420	(5)	2,464,633

(1)	All equity award values are based on a November 30, 2009 closing stock price of $15.46. RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends paid to all Discover common stockholders.
(2)	50% of the award became exercisable on January 2, 2009 and 50% of the award became exercisable on January 2, 2010.
(3)	Mr. Guthrie completed the services required to receive 50% of the award on January 2, 2009, which vested and converted to shares of Discover Common Stock on January 31, 2009, and he completed the services required to vest and convert in the remaining 50% of the award on January 2, 2010.

(4)	This Founder’s Grant RSU award vests and converts to shares of Discover Common Stock ratably for four years on the anniversary of the July 2, 2007 grant date.
(5)	These stock units vest and convert to shares of Discover Common Stock ratably over the next four years starting on January 2, 2010 and on January 2 of each of the following three years thereafter.

Name	Option Awards					Stock Awards(1)
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)
Roger C. Hochschild	51,291	0	20.47	1/2/2010		54,021	(3)	835,165
	60,702	0	22.24	1/2/2011		215,383	(4)	3,329,821
	53,941	0	19.41	1/2/2012		270,531	(5)	4,182,409
	92,990	0	14.49	1/2/2013
	382,375	0	18.05	1/2/2014
	87,746	0	18.87	1/2/2014
	20,930	20,930	26.68	12/12/2016	(2)

(1)	All equity award values are based on a November 30, 2009 closing stock price of $15.46. RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends paid to all Discover common stockholders.
(2)	50% of the award became exercisable on January 2, 2009 and 50% of the award became exercisable on January 2, 2010.
(3)	Mr. Hochschild completed the services required to receive 50% of the award on January 2, 2009, which vested and converted to shares of Discover Common Stock on January 31, 2009, and he completed the services required to vest and convert in the remaining 50% of the award on January 2, 2010.
(4)	This Founder’s Grant RSU award vests ratably for four years on the anniversary of the July 2, 2007 grant date and will convert to shares of Discover Common Stock when Mr. Hochschild leaves the Company. Excludes 215,380 deferred RSUs as described in the 2009 Nonqualified Deferred Compensation Table on page 39.
(5)	These stock units vest and convert to shares of Discover Common Stock ratably over the next four years starting on January 2, 2010 and on January 2 of each of the following three years thereafter.

Name	Option Awards					Stock Awards(1)
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)
Diane E. Offereins	47,630	0	20.47	1/2/2010		21,658	(3)	334,833
	57,332	0	22.24	1/2/2011		89,742	(4)	1,387,411
	46,367	0	19.41	1/2/2012		142,512	(5)	2,203,236
	98,373	0	14.49	1/2/2013
	67,159	0	18.87	1/2/2014
	10,788	10,788	26.68	12/12/2016	(2)

(1)	All equity award values are based on a November 30, 2009 closing stock price of $15.46. RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends paid to all Discover common stockholders.
(2)	50% of the award became exercisable on January 2, 2009 and 50% of the award became exercisable on January 2, 2010.

(3)	Ms. Offereins completed the services required to receive 50% of the award on January 2, 2009, which vested and converted to shares of Discover Common Stock on January 31, 2009, and she completed the services required to vest and convert in the remaining 50% of the award on January 2, 2010.
(4)	This Founder’s Grant RSU award vests and converts to shares of Discover Common Stock ratably for four years on the anniversary of the July 2, 2007 grant date.
(5)	These stock units vest and convert to shares of Discover Common Stock ratably over the next four years starting on January 2, 2010 and on January 2 of each of the following three years thereafter.

Name	Option Awards					Stock Awards(1)
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)

Carlos Minetti	173,074	0	28.98	1/12/2011		103,385	(3)	1,598,332
	52,549	0	19.41	1/2/2012		23,906	(4)	369,587
	84,911	0	14.49	1/2/2013		89,742	(5)	1,387,411
	63,584	0	18.87	1/2/2014		142,512	(6)	2,203,236
	11,114	11,117	26.68	12/12/2016	(2)

(1)	All equity award values are based on a November 30, 2009 closing stock price of $15.46. RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends paid to all Discover common stockholders.
(2)	50% of the award became exercisable on January 2, 2009 and 50% of the award became exercisable on January 2, 2010.
(3)	On January 2, 2010, Mr. Minetti completed the services required to vest and convert in 100% of the award.
(4)	Mr. Minetti completed the services required to receive 50% of the award on January 2, 2009, which vested and converted to shares of Discover Common Stock on January 31, 2009, and he completed the services required to vest and convert in the remaining 50% of the award on January 2, 2010.
(5)	This Founder’s Grant RSU award vests and converts to shares of Discover Common Stock ratably for four years on the anniversary of the July 2, 2007 grant date.
(6)	These stock units vest and convert to shares of Discover Common Stock ratably over the next four years starting on January 2, 2010 and on January 2 of each of the following three years thereafter.

2009 OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information regarding the number of Discover stock awards that vested during fiscal 2009, and the subsequent value realized from the exercise or vesting of such awards. No stock options were exercised by the NEOs in fiscal 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)(2)
David W. Nelms	—	—	76,679		548,255
	—	—	76,678		548,248
	—	—	102,483	(3)	732,753
	—	—	102,480	(3)	732,732
	—	—	58,475	(3)	418,096
	—	—	125,639		1,273,979	(4)

Roy A. Guthrie	—	—	2,726		19,491
	—	—	2,723		19,469
	—	—	14,188	(3)	101,444
	—	—	14,190	(3)	101,459
	—	—	20,719	(3)	148,141
	—	—	44,871		454,992

Roger C. Hochschild	—	—	68,126		487,101
	—	—	68,126		487,101
	—	—	86,019	(3)	615,036
	—	—	86,015	(3)	615,007
	—	—	54,018	(3)	386,229
	—	—	107,690		1,091,977	(4)

Diane E. Offereins	—	—	3,369		24,088
	—	—	41,990		300,229
	—	—	41,989		300,221
	—	—	37,477	(3)	267,961
	—	—	37,477	(3)	267,961
	—	—	21,656	(3)	154,840
	—	—	44,871		454,992

Carlos Minetti	—	—	39,786		284,470
	—	—	39,789		284,491
	—	—	38,770	(3)	277,206
	—	—	38,769	(3)	277,198
	—	—	23,907	(3)	170,935
	—	—	44,871		454,992

(1)	Represents the total number of RSUs that reached the scheduled vesting date, and therefore ceased to be subject to cancellation provisions, during fiscal 2009.
(2)	The amount shown represents the closing price of the Discover Common Stock on the scheduled vesting date multiplied by the number of RSUs that reached the scheduled vesting date.
(3)	Represents the number of RSUs converted to Discover Common Stock per the Committee’s decision in 2008. Per this decision, the Committee removed a provision which delayed the delivery of shares of Discover Common Stock under the RSU awards granted by the Company’s former parent.
(4)	Represents total number of Discover RSUs that reached the scheduled vesting date but per the terms of the Founder’s Grant RSU awards (granted in connection with the Company Spin-off) will not convert to Discover Common Stock until termination of employment. These RSUs are also disclosed in the “Executive Contributions” column of the 2009 Nonqualified Deferred Compensation Table on page 39.

2009 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)(3)	Payments During Last Fiscal Year ($)
David W. Nelms	Discover Financial Services Pension Plan	9.3333	96,973	—
Roy A. Guthrie	Discover Financial Services Pension Plan	2.5000	44,607	—
Roger C. Hochschild	Discover Financial Services Pension Plan	9.1667	82,366	—
Diane E. Offereins	Discover Financial Services Pension Plan	9.0833	116,919	—
Carlos Minetti	Discover Financial Services Pension Plan	7.0000	65,037	—

(1)	For actuarial valuation purposes, credited service is attributed through the measurement date of December 31, 2008, the date that the Discover Financial Services Pension Plan was frozen.
(2)	Service credit and actuarial values are calculated as of November 30, 2009, the plan’s measurement date for the last fiscal year.
(3)	For details on the valuation method and assumptions used in calculating the present value of accumulated benefit, please see Note 14 “Employee Benefit Plans” of the Consolidated Financial Statements in our Annual Report on Form 10-K.

The table above lists the amounts we estimate as the present value of accumulated benefits we will pay to each of the Named Executive Officers upon the Normal Retirement Age of 65. Messrs. Nelms, Guthrie, Hochschild, Minetti and Ms. Offereins each participate in the Discover Financial Services Pension Plan, a defined benefit pension plan intended to qualify under Section 401(a) of the Internal Revenue Code (the “qualified plan”). Pursuant to the qualified plan, benefits are determined with reference to career-average pay limited to $170,000 per year. Benefits under the qualified plan for each calendar year of service generally equal: (i) 1% of the participant’s eligible annual pay; plus (ii) 0.5% of the participant’s eligible annual pay which exceeds the participant’s Social Security covered compensation limit for that year, which is the average of the Social Security Taxable Wage Bases for the 35 years ending with the year the participant attains Social Security Normal Retirement Age. If the Named Executive Officers remain in service until retirement at the annual salary reported in the salary column to the 2009 Summary Compensation Table above, the estimated annual benefits payable under the qualified plan at the earliest age at which a participant may retire with an unreduced benefit (age 65) are set forth above. Effective December 31, 2008, the Discover Financial Services Pension Plan was frozen for all participants. Participant’s accrued benefit amount at Normal Retirement Age will not change from December 31, 2008 but additional service will count towards vesting and retirement eligibility for any participant in the Discover Financial Services Pension Plan as of December 31, 2008.

2009 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawls/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)
David W. Nelms	Deferred RSUs	1,273,979	—	1,325,491	—	3,884,758

Roy A. Guthrie	Deferred RSUs	—	—	—	—	—

Roger C. Hochschild	Deferred RSUs	1,091,977	—	1,136,130	—	3,329,775

Diane E. Offereins	Deferred RSUs	—	—	-137,929	320,191	—

Carlos Minetti	Deferred RSUs	—	—	-110,172	255,756	—

(1)	Includes the number of RSUs that reached the scheduled vesting date but were not converted into shares of Discover Common Stock per the terms of the Founder’s Grant RSU awards. Instead, these RSUs were deferred as noted in the 2009 Option Exercises and Stock Vested Table and the compensation expense with respect to these RSUs was previously disclosed in the Summary Compensation Table.
(2)	Reflects change in value of deferred RSUs due to fluctuations in stock price. Excludes cash dividend equivalent payments of $17,589, $15,077, $2,687, and $2,146 paid on deferred RSUs for Mr. Nelms, Mr. Hochschild, Ms. Offereins, and Mr. Minetti, respectively.
(3)	Compensation expense with respect to these RSUs were recognized prior to the Spin-off.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL

Change in Control Severance Policy

On September 21, 2007, the Compensation Committee of our Board of Directors approved the Discover Financial Services Change in Control Severance Policy (the “Policy”), which will apply to members of Discover’s management, including the Named Executive Officers. Our Named Executive Officers right to receive the severance benefits described below are subject to the CPP regulations and as a result, none of our NEOs will be eligible to receive these severance benefits during the Company’s participation in the CPP.

If any Named Executive Officer is terminated, other than for cause (as defined in the Policy), disability, death or voluntary retirement, including a voluntary termination following a mandatory change in work location, as specified in the Policy, or diminution in salary, benefits or responsibilities, within six months prior to or two years following the occurrence of a change in control (as defined in the Policy), upon Discover’s receipt of a fully-executed irrevocable release in a form satisfactory to Discover, such NEO would be entitled to receive:

•

a lump sum cash payment equal to 1.5 times the sum of his or her annual base salary plus average cash bonus paid in the prior three years, or if the NEO has been an employee for less than three years, the number of years the NEO has been employed by Discover;

•	a lump sum payment equal to the prorated target cash bonus under Discover’s incentive compensation plans for the year of termination;

•	full vesting of all equity-based awards granted to the Named Executive Officer under Discover’s incentive compensation plans;

•	outplacement services for a period of two years at the Company’s expense with a firm chosen by the Company;

•

certain legal fees if the Named Executive Officer commences litigation and, as a result, becomes entitled to receive benefits in an amount greater than those offered by Discover prior to such litigation;

•	a lump sum payment equal to the difference between COBRA (for medical, dental and vision) and active employee premiums for 24 months; and

•

gross-up payment if total benefit exceeds 110% of the amount that would give rise to excise tax liability (if total benefit does not exceed 110% of the amount that would give rise to excise tax liability, total benefit will be reduced to 100% of such amount).

Upon termination within six months prior to or two years following the occurrence of a change in control, as discussed above, and upon Discover’s receipt of a fully-executed non-competition agreement in a form acceptable to Discover, the NEO will receive monthly payments for a period of eighteen months following termination, the total amount of such payments equal to 1.5 times the sum of his or her annual base salary and average cash bonus paid in the prior three years, or if the NEO has been an employee for less than three years, the number of years the NEO has been employed by Discover.

2009 Potential Payments Upon A Termination or Change in Control Table

The following table sets forth the payments that each of our NEOs would have received under various termination scenarios on November 30, 2009. With regard to the payments on a change in control, the amounts detailed below assume that each Named Executive Officer’s employment was terminated by the Company without “cause” or by the executive for “good reason” within the specified time period of the change in control. None of the Named Executive Officers were eligible for retirement as of November 30, 2009. The table below assumes a stock price of $15.46, the closing price on November 30, 2009.

Pursuant to the terms of our equity plans and outstanding equity award agreements, the vesting of certain outstanding unvested equity awards is accelerated in the event of a change in control, death, disability or involuntary termination other than for cause.

Vesting of Founder’s Grant RSUs awarded July 2, 2007 and year-end RSUs awarded on December 9, 2008 will be accelerated in the event of a termination of the NEO’s employment (i) in connection with a change in control, (ii) in the event of the NEO’s death or disability, (iii) other than for cause in connection with a workforce reduction or elimination of the NEO’s position, provided that a customary release agreement is executed, or (iv) for only the RSUs awarded on December 9, 2008, in the event of the NEO’s retirement. Unvested RSUs will be cancelled in the event of a termination of employment for any other reason. NEOs who violate non-competition, nonsolicitation, confidentiality, intellectual property or other restrictive covenants within one year after a termination of employment will be required to pay to the Company the value of any RSUs that vested on or after, or within six months prior to, such termination.

Vesting of RSUs awarded December 12, 2006 will be accelerated in the event of a termination of the NEO’s employment (i) in connection with a change in control or change in ownership, (ii) in the event of the NEO’s death or disability, (iii) in the event of the NEO’s retirement, or (iv) other than for cause, provided that a customary release agreement is executed. Unvested RSUs will be cancelled in the event of a termination of employment for any other reason. Vested but unconverted RSUs may be forfeited in the event the NEO engages in competitive activity, discloses, uses, or attempts to use propriety information, engages in a wrongful solicitation, makes unauthorized comments, or resigns from employment without having provided proper notice.

Vesting of stock options awarded December 12, 2006 will be accelerated in the event of a termination of the NEO’s employment (i) in connection with a change in control or change in ownership, (ii) in the event of the NEO’s death or disability or (iii) in the event of the NEO’s retirement. Unvested stock options will be cancelled in the event of a termination of employment for any other reason. Unvested stock options may be forfeited in the event the NEO engages in competitive activity, discloses, uses, or attempts to use propriety information, engages in a wrongful solicitation, makes unauthorized comments, or resigns from employment without having provided proper notice.

Executive	Payment Elements	Termination in Connection with a Change in Control ($)	Involuntary Termination Without Cause ($)		Death ($)	Disability ($)	Voluntary Termination or Involuntary Termination with Cause ($)
David W. Nelms	Salary and Other Cash Payments(1)	9,262,500	1,000,000	(7)	0	0	0
	Stock Options(2)	0	0		0	0	0
	Restricted Units(3)	8,851,383	8,851,383		8,851,383	8,851,383	0
	Excise Tax Gross Up(4)	0	0		0	0	0
	Health Coverage(5)	27,904	0		0	0	0
	Other(6)	20,000	0		0	0	0

	Total	18,161,787	9,851,383		8,851,383	8,851,383	0

Roy A. Guthrie	Salary and Other Cash Payments(1)	4,162,500	750,000	(7)	0	0	0
	Stock Options(2)	0	0		0	0	0
	Restricted Units(3)	4,172,357	4,172,357		4,172,357	4,172,357	0
	Excise Tax Gross Up(4)	0	0		0	0	0
	Health Coverage(5)	21,249	0		0	0	0
	Other(6)	20,000	0		0	0	0

	Total	8,376,107	4,922,357		4,172,357	4,172,357	0

Roger C. Hochschild	Salary and Other Cash Payments(1)	7,650,000	800,000	(7)	0	0	0
	Stock Options(2)	0	0		0	0	0
	Restricted Units (3)	7,512,207	7,512,207		7,512,207	7,512,207	0
	Excise Tax Gross Up(4)	0	0		0	0	0
	Health Coverage(5)	21,249	0		0	0	0
	Other(6)	20,000	0		0	0	0

	Total	15,203,457	8,312,207		7,512,207	7,512,207	0

Diane E. Offereins	Salary and Other Cash Payments(1)	4,162,500	750,000	(7)	0	0	0
	Stock Options(2)	0	0		0	0	0
	Restricted Units(3)	3,925,472	3,925,472		3,925,472	3,925,472	0
	Excise Tax Gross Up(4)	0	0		0	0	0
	Health Coverage(5)	12,057	0		0	0	0
	Other(6)	20,000	0		0	0	0

	Total	8,120,028	4,675,472		3,925,472	3,925,472	0

Carlos Minetti	Salary and Other Cash Payments(1)	4,087,500	750,000	(7)	0	0	0
	Stock Options(2)	0	0		0	0	0
	Restricted Units(3)	3,960,242	3,960,242		3,960,242	3,960,242	0
	Excise Tax Gross Up(4)	0	0		0	0	0
	Health Coverage(5)	21,259	0		0	0	0
	Other(6)	20,000	0		0	0	0

	Total	8,089,001	4,710,242		3,960,242	3,960,242	0

(1)	Includes severance, pro rata bonus, and consideration for entering into the non-compete agreement.
(2)	All outstanding options have an exercise price greater than $15.46. There is no intrinsic value of the accelerated stock options because options with an exercise price greater than $15.46 have zero intrinsic value.
(3)	Equity awards granted prior to Spin-off are single trigger and equity awards granted after Spin-off are double trigger.
(4)	Additional amount provided to the NEO to directly offset any excise tax levied on the change in control severance package.
(5)	Lump sum payment equal to the difference between COBRA (for medical, dental and vision) and active employee health and welfare premiums for 24 months.
(6)	Includes value of expected outplacement benefits for a 24-month period.
(7)	The Company does not have an established involuntary termination policy, but has a historical practice of awarding a lump sum equal to one times the sum of the NEO’s base salary and cash bonus for the last complete fiscal year. Any involuntary termination payment is subject to the approval of the Compensation Committee

Beneficial Ownership of Company Common Stock

Stock ownership of directors and executive officers.

We encourage our directors, officers and employees to own our Common Stock; owning our Common Stock aligns their interests with shareholders. All executive committee members, including our Named Executive Officers, are subject to Share Ownership Guidelines as described above in our Compensation Discussion & Analysis. This commitment ties a portion of their net worth to the Company’s stock price and provides a continuing incentive for them to work towards superior long-term stock performance.

The following table sets forth the beneficial ownership of Common Stock, as of January 30, 2010, by each of our current directors and NEOs, and by all our current directors and current executive officers as a group and by such persons known to the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company. Unless otherwise indicated below, the address of each person named in the table below is c/o Discover Financial Services, 2500 Lake Cook Road, Riverwoods, Illinois 60015.

Beneficial Owner	Shares of Discover Common Stock Beneficially Owned (#)(1)	Percent of Discover Common Stock Outstanding
FMR LLC, 82 Devonshire Street, Boston, Massachusetts, 02109(2)	52,997,599	9.76%
BlackRock, Inc. 40 East 52nd Street, New York, New York, 10022(3)	41,004,420	7.55%
David W. Nelms(4)	1,498,588	*
Roger C. Hochschild(5)	1,308,237	*
Roy A. Guthrie(6)	290,802	*
Carlos Minetti(7)	535,601	*
Diane E. Offereins(8)	527,570	*
Jeffrey S. Aronin(9)	19,749	*
Mary K. Bush(10)	19,749	*
Gregory C. Case(11)	19,749	*
Robert M. Devlin(12)	20,101	*
Cynthia A. Glassman(13)	3,630	*
Richard H. Lenny(14)	5,130	*
Thomas G. Maheras(15)	4,612	*
Michael H. Moskow(16)	25,505	*
E. Follin Smith(17)	19,749	*
Lawrence A. Weinbach(18)	19,749	*
Directors and executive officers as a group (19 persons)(19)	5,291,993	1%

*	Represents beneficial ownership of less than 1%.
(1)	Does not include shares underlying unvested restricted stock units.
(2)

Based on a Schedule 13G Information Statement filed on February 16, 2010 by FMR LLC (“FMR”) and Edward C. Johnson 3d. Certain of the shares listed above are beneficially owned by FMR subsidiaries and related entities. The Schedule 13G discloses that FMR had sole voting power as to 3,219,342 shares and sole dispositive power as to all 52,997,599 shares. The Schedule 13G states that Mr. Johnson and various family members, through their ownership of FMR voting common stock and the execution of a shareholders’ voting agreement, may be deemed to form a controlling group with respect to FMR. The Schedule 13G indicates that 49,498,557 shares are beneficially owned by Fidelity Management & Research Company (“Fidelity”) as a result of acting as an investment adviser to several investment companies (ICs). Mr. Johnson, FMR, through its control of Fidelity, and the ICs each had sole dispositive power as to all such shares. Neither Mr. Johnson nor FMR had sole voting power as to such shares, as such power resides with the ICs’ Boards of Trustees and is carried out by Fidelity under written guidelines established by such Boards. The Schedule 13G indicates that 1,573 shares are beneficially owned by Strategic Advisors, Inc., a wholly-owned subsidiary of FMR, as a result of its serving as an investment advisor to individuals. The

Schedule 13G also indicates that 249,484 shares are beneficially owned by Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR, as a result of its serving as investment adviser of certain institutional accounts. Mr. Johnson and FMR, through its control of PGALLC, each had sole dispositive and sole voting power as to all such shares. The Schedule 13G also indicates that 1,482,755 shares are beneficially owned by Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR, as a result of its serving as investment manager of certain institutional accounts. Mr. Johnson and FMR, through its control of PGATC, each had sole dispositive power over all 1,482,755 shares and sole voting power as to 1,417,005 shares. The Schedule 13G indicates that 1,765,230 shares are beneficially owned by FIL Limited (“FIL”), an entity independent of FMR. Mr. Johnson is Chairman of FIL, and approximately 47% of the voting power of FIL is held by partnerships controlled by him and his family members. FIL had sole voting and dispositive power as to all such shares. FMR and FIL are of the view that they are not required to attribute to each other shares beneficially owned by the other corporation.

(3)	Based on a Schedule 13G Information Statement filed on January 29, 2010 by BlackRock, Inc. regarding its holdings of our Common Stock. The Schedule 13G discloses that the reporting entity had sole voting power as to 41,004,420 shares and sole dispositive power as to 41,004,420, in each case, of our Common Stock.
(4)	Includes 251,278 shares underlying vested restricted stock units and 515,305 shares subject to stock options exercisable within 60 days.
(5)	Includes 215,380 shares underlying vested restricted stock units and 719,614 shares subject to stock options exercisable within 60 days.
(6)	Includes 121,309 shares subject to stock options exercisable within 60 days.
(7)	Includes 396,349 shares subject to stock options exercisable within 60 days.
(8)	Includes 290,807 shares subject to stock options exercisable within 60 days.
(9)	Includes 19,749 shares underlying vested restricted stock units.
(10)	Includes 19,749 shares underlying vested restricted stock units.
(11)	Includes 19,749 shares underlying vested restricted stock units.
(12)	Includes 352 shares held by the Devlin Foundation, of which Mr. Devlin’s wife is president and 19,749 shares underlying vested restricted stock units.
(13)	Includes 3,630 shares underlying vested restricted stock units.
(14)	Includes 3,630 shares underlying vested restricted stock units.
(15)	Includes 4,612 shares underlying vested restricted stock units.
(16)	Includes 20,775 shares underlying vested restricted stock units.
(17)	Includes 19,749 shares underlying vested restricted stock units.
(18)	Includes 19,749 shares underlying vested restricted stock units.
(19)	Includes 617,799 shares underlying vested restricted stock units and 2,707,738 shares subject to stock options exercisable within 60 days.

PROPOSAL 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

What Are Shareholders Being Asked to Approve?

We are asking you to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis (beginning on page 16), the compensation tables (beginning on page 32), and any related material contained in this Proxy Statement. We are providing this vote as required pursuant to Section 111(e) of the Emergency Economic Stabilization Act of 2008, as amended (“EESA”). This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:

“Resolved, that the shareholders approve the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and any related material contained in this Proxy Statement.”

What Is The Board’s Recommendation On Voting On This Proposal?

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES, AND ANY RELATED INFORMATION CONTAINED IN THIS PROXY STATEMENT. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

We believe that our compensation policies and procedures, which are reviewed and approved by the Compensation Committee, encourage a culture of pay for performance and are strongly aligned with the long-term interests of the Company and its shareholders. Company financial performance, as with much of the financial services industry was negatively impacted by the economic and market conditions in 2009. However, our core business model has proven resilient through the challenges and the Company met or exceeded most of its 2009 goals for several key financial measures that are used to determine our NEOs’ year-end variable compensation. We also performed well against other Company and segment performance priorities and relative to our competitors. Considering all of these factors and the CPP restrictions, in June 2009, the Committee approved a mid-year base salary increase of our NEOs, excluding our chief executive officer and in December 2009, the Committee approved variable 2009 year-end compensation for our NEOs that was between 52% and 64% lower than variable year-end compensation paid for 2008. Additionally, in light of the CPP restrictions, the Committee did not approve any cash incentive awards for our NEOs’ 2009 performance. As a result of these decisions, total compensation for our NEOs for 2009 was between 40% and 53% lower than for 2008.

In fiscal 2010, the Committee adjusted the mix between fixed and variable compensation and approved a base salary increase for our NEOs with the increase to be paid in the form of equity. In making this decision, the Committee considered the need to attract and retain a talented management team and to ensure that our compensation program compares favorably with other companies with whom we compete for senior executive talent. Although the CPP does not impose any holding period or transfer restrictions on shares received as salary, the Committee imposed transfer restrictions on the Shares in order to further align the interests of our NEOs with the longer term interests of shareholders and the Company. We expect that, even with this base salary adjustment, our NEOs total compensation in 2010 will be below average historical levels.

Is The Shareholder Advisory Vote to Approve Named Executive Officer Compensation Binding On The Company?

No. Under the EESA, your vote is advisory and will not be binding upon the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

How Many Votes Are Required To Approve This Proposal?

This Advisory Vote to Approve Named Executive Officer Compensation requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon. You may “abstain” from voting on this Advisory Vote to Approve Named Executive Officer Compensation. Shares voting “abstain” on this Advisory Vote to Approve Named Executive Officer Compensation will be counted as present at the Annual Meeting for purposes of that proposal and your abstention will have the effect of a vote against this proposal.

PROPOSAL 3

Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors and the Audit and Risk Committee recommend to the shareholders the ratification of the appointment of Deloitte & Touche LLP (“Deloitte & Touche”), an independent registered public accounting firm, to audit the accounts of the Company for 2010. Deloitte & Touche has served as the independent registered public accounting firm for the Company and its former parent company, Morgan Stanley. Consistent with the regulations adopted pursuant to the Sarbanes-Oxley Act of 2002, the lead audit partner having primary responsibility for the audit and the concurring audit partner are rotated every five years.

A representative of Deloitte & Touche will be present at the meeting, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees. The following table summarizes the aggregate fees (including related expenses) for professional services provided by Deloitte & Touche related to fiscal 2008 and fiscal 2009 (amounts in thousands).

	2009	2008
Audit Fees(1)	$3,300	$3,810
Audit-Related Fees(2)	706	908
Tax Fees	0	0
All Other Fees(3)	7	12
Total	$4,013	$4,730

(1)	Audit Fees services include: (i) the audit of our consolidated financial statements included in our Annual Report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) accounting consultation attendant to the audit; (iii) reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q; (iv) consents and other services related to SEC and other regulatory filings; (v) statutory audit of foreign subsidiaries; and (agreed-upon procedures related to the Federal Family Education Loan Program compliance audit.
(2)	Audit-Related Fees services include: (i) the audit of our 401(k) and pension plans; (ii) data verification and agreed-upon procedures related to asset securitizations; and (iii) assessment and testing of internal controls and risk management processes beyond the level required as part of the audit pursuant to Statement on Auditing Standards No. 70.
(3)	All Other Fees includes fees for Deloitte & Touche’s accounting research tool.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE’S APPOINTMENT AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS RATIFICATION UNLESS OTHERWISE INSTRUCTED.

Policy Regarding Pre-Approval of Independent Registered Public Accounting Firm Services

In order to assure the continued independence of our independent registered public accounting firm, the Audit and Risk Committee has adopted a policy requiring pre-approval of audit and non-audit services performed by our independent registered public accounting firm. Under that policy, the Audit and Risk Committee pre-approves a list of audit, audit-related and permitted non-audit services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit and Risk Committee. In addition, the Audit and Risk Committee sets pre-approved fee levels for the pre-approved services. Any type of service that is not included on the list of pre-approved services or that exceeds pre-approved fee levels must be specifically pre-approved by the Audit and Risk Committee. The Audit and Risk Committee has delegated to the Chair of the Audit and Risk Committee the authority to pre-approve any audit or permitted non-audit service to be performed by the independent registered public accounting firm, provided that such approvals are presented to the full Audit and Risk Committee at the next scheduled meeting and that estimated fees for such services are not in excess of certain limits. The Audit and Risk Committee reviews its pre-approval policy annually for purposes of assuring its continued appropriateness and compliance with applicable law and listing standards.

Audit and Risk Committee Report

The Audit and Risk Committee of the Discover Financial Services Board of Directors is comprised of four directors, each of whom is independent under New York Stock Exchange rules and applicable securities laws. The Board of Directors has determined that each member of the Audit and Risk Committee is financially literate as required under New York Stock Exchange rules and that Mr. Moskow and Ms. Smith are audit committee financial experts as defined by the SEC. The Audit and Risk Committee operates under a written charter adopted by the Board of Directors. The Audit and Risk Committee charter is available in the “Investor Relations” section at http://www.discoverfinancial.com.

The Audit and Risk Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s financial reporting process, including establishing and maintaining adequate internal financial controls and the preparation of financial statements. The Company’s independent registered public accounting firm, Deloitte & Touche, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and Deloitte & Touche.

Consistent with its charter responsibilities, the Audit and Risk Committee has reviewed and discussed with management and Deloitte & Touche the Company’s audited financial statements for fiscal 2009. The Audit and Risk Committee has discussed with Deloitte & Touche the matters that are required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance).

Deloitte & Touche has also provided to the Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communication with the Audit and Risk Committee concerning independence. The Committee discussed with Deloitte & Touche the firm’s independence and considered whether the provision of services to the Company by Deloitte & Touche is consistent with maintaining the firm’s independence.

Based upon the discussions and reviews described above, and subject to the limitations on the Committee’s role and responsibilities referred to above and in the Audit and Risk Committee charter, the Audit and Risk Committee recommended to the Board that the Company’s audited consolidated financial statements for fiscal 2009 be included in the Company’s Annual Report on Form 10-K. The Audit and Risk Committee also selected Deloitte & Touche as the Company’s independent registered public accounting firm for fiscal 2010 and is presenting the selection to the stockholders for ratification.

Submitted by the Audit and Risk Committee of the Board of Directors:

E. Follin Smith (Chair)

Cynthia A. Glassman

Thomas G. Maheras

Michael H. Moskow

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that all required reports have been timely filed under the SEC’s rules for reporting transactions in our Common Stock by directors, officers and beneficial owners of more than 10% of our securities.

Code of Ethics

The Company maintains a Code of Ethics and Business Conduct applicable to all directors, officers and employees, including senior financial officers. The Code of Ethics and Business Conduct is available without charge through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.discoverfinancial.com, or by writing to the attention of: Investor Relations, Discover Financial Services, 2500 Lake Cook Road, Riverwoods, Illinois 60015. Any waivers of the provisions of this Code of Ethics and Business Conduct for directors or executive officers may be granted only in exceptional circumstances by the Board, or an authorized committee thereof, and will be promptly disclosed to the Company’s shareholders.

Certain Transactions

Certain of our directors, officers and certain members of their immediate families have received extensions of credit from us in connection with mortgage loans, credit card transactions and lines of credit. The extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the lender and did not involve more than normal risk of collectibility or present other unfavorable terms.

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, beneficial owners of 5% or more of our Common Stock and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” Each related person transaction must be approved or ratified in accordance with the Company’s written Related Person Transactions Policy as follows: (i) proposed related person transactions involving executive officers (and/or their immediate family members) other than our chief executive officer or our general counsel will be referred to our chief executive officer or our general counsel for approval or ratification, as applicable; (ii) proposed related person transactions involving our general counsel (and/or the general counsel’s immediate family members) will be referred to our chief executive officer for approval; and (iii) proposed related person transactions involving 5% Company shareholders, directors, director nominees or our chief executive officer (and/or their immediate family members) will be referred to the Nominating and Governance Committee of the Board for approval or, if the Nominating and Governance Committee of the Board determines that the approval or ratification of such related person transaction should be considered by all disinterested members of the Board, by the vote of a majority of such disinterested members. Those reviewing proposed related person transactions shall be provided with full details of the proposed related person transaction. All determinations by our chief executive officer and our general counsel under the Related Person Transactions Policy shall be reported to the Nominating and Governance Committee at its next regularly scheduled meeting. The Related Person Transactions Policy was adopted by our Board in September 2007. Prior to this time, related party transactions (including those discussed below) were not approved pursuant to the Related Person Transactions Policy because the policy was not in effect.

The determinations made under the Related Person Transactions Policy consider all relevant factors when determining whether to approve a related person transaction including, without limitation, the following:

•	the commercial reasonableness of the terms of the proposed transaction;

•	the benefit to the Company;

•	the availability and/or opportunity costs of alternate transactions;

•	the materiality and character of the related person’s (as described above) direct or indirect interest;

•

whether the transaction would, or would be perceived to, present an improper conflict of interest for the related person, taking into account: (i) the business of the Company; (ii) the size of the transaction; (iii) the overall financial position of the related person; (iv) the direct or indirect nature of the related person’s interest in the transaction; (v) whether the transaction is of an ongoing nature; and (vi) any other relevant factors; and

•	if the related person is a director (or an immediate family member of a director), the impact on the director’s independence.

Other Business

Management does not know of any matters to be presented at the meeting other than those mentioned in the Notice of Annual Meeting of Shareholders. However, if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgment on such matters.

Shareholder Proposals for the 2011 Annual Meeting

Shareholders intending to present a proposal at the 2011 annual meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Kathryn McNamara Corley, Secretary, 2500 Lake Cook Road, Riverwoods, Illinois 60015. We must receive the proposal no later than October 29, 2010.

Shareholders intending to present a proposal at the 2011 annual meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our By-Laws. The By-Laws require, among other things, that our Secretary receive written notice from the record shareholder of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2011 annual meeting no earlier than December 9, 2010 and no later than January 8, 2011. The notice must contain the information required by the By-Laws, a copy of which is available upon request to our Secretary.

This Proxy Statement is provided to you at the direction of the Board of Directors.

Kathryn McNamara Corley

Executive Vice President,

General Counsel and Secretary

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time on April 5, 2010.

DISCOVER FINANCIAL SERVICES	INTERNET http://www.proxyvoting.com/dfs-401k Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

67315-BL

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Discover Financial Services’ Board recommends a vote “for” each nominee listed below and “for” Proposals 2 and 3.

										Please mark your votes as indicated in this example		☒

1. ELECTION OF DIRECTORS

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1.1 Jeffrey S. Aronin	☐	☐	☐	1.5 Cynthia A. Glassman	☐	☐	☐	1.9	David W. Nelms	☐	☐	☐

1.2 Mary K. Bush	☐	☐	☐	1.6 Richard H. Lenny	☐	☐	☐	1.10	E. Follin Smith	☐	☐	☐

1.3 Gregory C. Case	☐	☐	☐	1.7 Thomas G. Maheras	☐	☐	☐	1.11	Lawrence A.Weinbach	☐	☐	☐

1.4 Robert M. Devlin	☐	☐	☐	1.8 Michael H. Moskow	☐	☐	☐	2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

								3.	To ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm.	☐	☐	☐

Mark Here for
Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2009 Annual Report to Shareholders are available at: http://www.proxyvoting.com/dfs-401k

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DISCOVER FINANCIAL SERVICES

THIS VOTING INSTRUCTION FORM IS BEING PROVIDED TO YOU ON BEHALF OF THE

BOARD OF DIRECTORS FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 8, 2010

DISCOVER FINANCIAL SERVICES 2010 VOTING INSTRUCTION FORM FOR PARTICIPANTS IN THE

DISCOVER FINANCIAL SERVICES 401(k) PLAN

I hereby direct the Bank of New York Mellon (“Mellon”), as the trustee under the Discover Financial Services 401(k) Plan (the “401(k) Plan”), to vote, in person or by proxy, all of the shares of Discover Financial Services’ common stock in my account(s) in the 401(k) Plan at the 2010 Annual Meeting of Shareholders to be held on April 8, 2010, and at any and all adjournments or postponements thereof, as indicated on the reverse, and, in its (or the proxies’) discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

I understand that, (A) if I sign, date, and return this card, Mellon will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions, (B) Mellon will vote or grant proxies for all undirected (other than pursuant to clause (A)) and/or forfeited shares, as applicable, in the same respective proportion as the shares of all participants who have timely delivered properly executed voting instructions, and (C) Mellon will hold my voting instructions in confidence to the extent required by applicable law or regulations or the governing instrument.

Voting instructions must be received by midnight on April 5, 2010 for shares to be voted in accordance with your instructions.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side) 67315-BL

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

DISCOVER FINANCIAL SERVICES	INTERNET http://www.proxyvoting.com/dfs Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

67290	Fulfillment 67300

▼ FOLD AND DETACH HERE ▼

Discover Financial Services’ Board recommends a vote “for” each nominee listed below and “for” Proposals 2 and 3.

										Please mark your votes as indicated in this example		☒

1. ELECTION OF DIRECTORS

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1.1 Jeffrey S. Aronin	☐	☐	☐	1.5 Cynthia A. Glassman	☐	☐	☐	1.9	David W. Nelms	☐	☐	☐

1.2 Mary K. Bush	☐	☐	☐	1.6 Richard H. Lenny	☐	☐	☐	1.10	E. Follin Smith	☐	☐	☐

1.3 Gregory C. Case	☐	☐	☐	1.7 Thomas G. Maheras	☐	☐	☐	1.11	Lawrence A.Weinbach	☐	☐	☐

1.4 Robert M. Devlin	☐	☐	☐	1.8 Michael H. Moskow	☐	☐	☐	2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

								3.	To ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm.	☐	☐	☐

Mark Here for
Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your Discover Financial Services account online.

Access your Discover Financial Services account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Discover Financial Services, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect ®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2009 Annual Report to Shareholders are available at: http://www.proxyvoting.com/dfs

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DISCOVER FINANCIAL SERVICES

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS, APRIL 8, 2010

The undersigned hereby appoints Kathryn McNamara Corley and Simon Halfin, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Discover Financial Services that the undersigned is entitled in any capacity to vote if personally present at the 2010 Annual Meeting of Shareholders to be held on April 8, 2010 and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

PLEASE RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE,

IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF

DISCOVER FINANCIAL SERVICES’ BOARD OF DIRECTORS.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side)
	67290	Fulfillment 67300

Discover Financial Services

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to Be Held on Thursday, April 8, 2010

The Proxy Statement, Annual Report and other proxy materials are available at: http://www.proxyvoting.com/dfs

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before March 29, 2010 to facilitate timely delivery.
DISCOVER FINANCIAL SERVICES
TO REQUEST PAPER COPIES OF PROXY MATERIALS:
(please reference your 11-digit control number when requesting materials)
By opting out to receive printed materials, your preference for future proxy mailings will be kept on our file.
	Telephone:	1-888-313-0164
(outside of the U.S. and Canada call 201-680-6688).
	Email:	shrrelations@bnymellon.com
(you must reference your 11-digit control number in your email)
	Internet:	http://www.proxyvoting.com/dfs

TO VOTE YOUR SHARES SEE INSTRUCTIONS ON REVERSE SIDE This is not a proxy card. You cannot use this notice to vote your shares.

Dear Discover Financial Services Stockholder:

The 2010 Annual Meeting of Stockholders of Discover Financial Services (the “Company”) will be held at the Company’s corporate headquarters located at 2500 Lake Cook Road, Riverwoods, Illinois 60015 on Thursday, April 8, 2010, at 9:00 a.m. local time.

Proposals to be considered at the Annual Meeting:

(1)	Elect the members of the Board of Directors named in the Proxy Statement.

(2)	Advisory vote to approve named executive officer compensation.

(3)	Ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm.

(4)	Transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Management recommends a vote “FOR” Items 1, 2 and 3.

The Board of Directors has fixed the close of business on February 10, 2010 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

CONTROL NUMBER i
YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.	g

67290

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. Directions to attend the annual meeting where you may vote in person can be found on our website, http://www.discoverfinancial.com.

Meeting Location:

Discover Financial Services

2500 Lake Cook Road

Riverwoods, IL 60015

The following materials are available for you to review online:

•	the Company’s 2010 Proxy Statement (including all attachments thereto);

•	the Proxy Card;

•	the Company Annual Report for the year ended November 30, 2009 (which is not deemed to be part of the official proxy soliciting materials); and

•	any amendments to the foregoing materials that are required to be furnished to stockholders.

To request a paper copy of the Proxy Materials:

(you must reference your 11-digit control number located on the reverse side of this form)

Telephone:	1-888-313-0164 (outside of the U.S. and Canada call 201-680-6688)
Email:	shrrelations@bnymellon.com (you must reference your 11-digit control number in your email)
Internet:	http://www.proxyvoting.com/dfs

The Proxy Materials for Discover Financial Services are available to review at:

http://www.proxyvoting.com/dfs

Have this notice available when you request a PAPER copy of the Proxy Materials,

when you want to view your proxy materials online

OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

HOW TO VOTE BY INTERNET

We encourage you to review the proxy materials online before voting.

Use the Internet to vote your shares. On the landing page of the above website in the box labeled

“To Vote Your Shares by Internet” click on “Vote Now” to access the electronic proxy card and vote your shares.

Have this notice in hand when you access the website.

You will need to reference the 11-digit control number located on the reverse side.

67290